UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14-A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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STANDARD MOTOR PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 Proxy Statement

and

Notice of Annual Meeting of Stockholders
To Be Held on May 19, 2016

STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

April 19, 2016

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Standard Motor Products, Inc. to be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on Thursday, May 19, 2016 at 2:00 p.m. (Eastern Daylight Time).

At the Annual Meeting, you will be asked to: (a) elect ten directors; (b) approve the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan; (c) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2016 fiscal year; and (d) consider and vote upon a non-binding, advisory resolution approving the compensation of our named executive officers.

The formal Notice of Annual Meeting of Stockholders, the Proxy Statement and the Proxy Card are enclosed. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2015 fiscal year.

YOUR VOTE IS IMPORTANT! The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and invites you to attend the Annual Meeting in person. It is important, however, that your shares be represented at the Annual Meeting, and for that reason, we ask that whether or not you expect to attend the Annual Meeting, you take a moment to complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope, or to transmit your voting instructions via the Internet or by telephone. Unless you provide specific instructions as to how to vote, brokers may not vote your shares in connection with the election of directors, the approval of our 2016 Omnibus Incentive Plan, or the advisory vote on the compensation of our named executive officers.

On behalf of the Board of Directors, I would like to thank you for your continued support of the Company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Lawrence I. Sills
Executive Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2016—this Proxy Statement and the Annual Report are available at www.smpcorp.com under “Investor Relations—Financial Reporting—Proxy Statements” and “—Annual Reports.”

STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

Notice of Annual Meeting of Stockholders
To Be Held on May 19, 2016

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of STANDARD MOTOR PRODUCTS, INC. (the “Company”) will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on Thursday, May 19, 2016 at 2:00 p.m. (Eastern Daylight Time). The Annual Meeting will be held for the following purposes:

1.	To elect ten directors of the Company, all of whom shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

4.	To consider and vote upon a non-binding, advisory resolution approving the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 8, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, please vote your shares by using the Internet or telephone to transmit your voting instructions, or by completing, signing and dating the enclosed proxy, which is solicited by the Board of Directors of the Company, and return the proxy in the pre-addressed envelope, to which no postage need be affixed if mailed within the United States.

By Order of the Board of Directors

Carmine J. Broccole
Senior Vice President General Counsel
and Secretary

Long Island City, New York
April 19, 2016

STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

Proxy Statement for Annual Meeting of Stockholders	1
Frequently Asked Questions About the Annual Meeting	1
Election of Directors (Proposal No. 1)	4
Information Regarding Nominees	4
Emeritus Directors of the Board of Directors	9
Approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (Proposal No. 2)	10
General	10
Purpose of Plan	10
Key Terms	10
Non-employee Director Awards	13
New Plan Benefits	13
Terms applicable to Stock Options and Stock Appreciation Rights	13
Terms applicable to Grants of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based or Cash-Based Awards	14
Eligibility Under Section 162(m)	14
Cash-Based Awards	15
Transferability	15
Administration	15
Amendments	16
Adjustments	16
Change of Control	16
U.S. Tax Consequences	17
Ratification of the Appointment of KPMG LLP (Proposal No. 3)	19
Audit and Non-Audit Fees	19
Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 4)	20
Security Ownership of Certain Beneficial Owners and Management	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
Corporate Governance	23
Meetings of the Board of Directors and its Committees	24
Board Leadership Structure	27
The Board’s Role in Risk Oversight	28
Communications to the Board	28
Corporate Code of Ethics	29
Director Independence	29
Director Compensation	29
Policy on Poison Pills	31
Compensation Committee Interlocks and Insider Participation	31

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STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

Proxy Statement for Annual Meeting of Stockholders

To Be Held on May 19, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 19, 2016 or at any adjournment thereof. This Proxy Statement is being distributed to shareholders on or about April 19, 2016, along with a proxy and our 2015 Annual Report.

Frequently Asked Questions About the Annual Meeting

Where and when is the Annual Meeting?

Our Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on Thursday, May 19, 2016 at 2:00 p.m. (Eastern Daylight Time).

Who can vote at the Annual Meeting?

You are entitled to vote your shares of Common Stock at our Annual Meeting if you were a stockholder at the close of business on April 8, 2016, the record date for our Annual Meeting.

The total number of shares of Common Stock outstanding and entitled to vote on April 8, 2016 was 23,317,210. Holders of Common Stock have the right to one vote for each share registered in their names as of the close of business on the record date.
What is the quorum requirement for the Annual Meeting?

In order to conduct business at our Annual Meeting, our By-laws require the presence in person or by proxy of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote. If a quorum is not present, a vote cannot occur, and our Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Proxies voted as “withheld,” abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present.

If you vote by Internet or by telephone, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you completed, signed, dated and returned your proxy card. If you vote by Internet or by telephone, you do not need to return your proxy card.

If you are a beneficial shareholder, you will receive instructions from your bank, broker or other holder of record that you must follow in order to have your shares voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of stock ownership, with you to the meeting.

What is the effect of not casting my vote?

If you are a registered shareholder and you do not vote your shares, your shares will not be taken into consideration in determining the outcome of the matters that are acted upon.

If you are a beneficial shareholder and you do not instruct your bank or broker how to vote your shares, under the rules of the New York Stock Exchange, your bank or broker will only be able to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm (Proposal No. 3). Your bank or broker will not be able to vote your shares on the election of directors (Proposal No. 1), the resolution to approve the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (Proposal No. 2), and the advisory resolution to approve the compensation of our named executive officers (Proposal No. 4), resulting in “broker non-votes” on those items.

How do I know whether I am a registered shareholder or a beneficial shareholder?

You are a registered shareholder if your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Investor Services.

You are a beneficial shareholder if your shares are held in an account at a bank, broker or other holder of record (also referred to as holding shares “in street name”).

How do I vote my shares?

Registered shareholders can vote in one of four ways:

Vote by Mail: Complete, sign, date and return your proxy card in the enclosed postage-paid envelope.

Vote in Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.
Vote by Internet: Go to the website listed on your proxy card to vote by Internet. You will need to follow the instructions on your proxy card and the website.

Vote by Telephone: Call the telephone number on your proxy card to vote by telephone. You will need to follow the instructions on your proxy card and the voice prompts.

Can I change my vote after I have voted?

Proxies are revocable at any time before they are exercised at our Annual Meeting. If you are a registered shareholder and you originally voted by mail, Internet or telephone, you may revoke your proxy by:

•	completing and returning a timely and later-dated proxy card, or using the Internet or telephone to timely transmit your later voting instructions,

•	appearing at our Annual Meeting and voting in person, or

•	contacting Carmine J. Broccole, Secretary of the Company, at the following address to notify him that your proxy is revoked:

Standard Motor Products, Inc.
37-18 Northern Blvd.
Long Island City, NY 11101
Email: financial@smpcorp.com
 Fax: 718-784-3284

If you are a beneficial shareholder, you must follow the directions provided by your bank, broker or other holder of record to change or revoke any prior voting instructions.

What are my voting options and how does management recommend that I vote?

Proposal	Voting Options	Board of Director’s Recommendation
1. Election of Directors	For All, Withhold All or For All Except Any Individual Nominee	For All
2. Approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan	For, Against or Abstain	For
3. Ratification of the appointment of KPMG LLP	For, Against or Abstain	For
4. Advisory Vote on the Compensation of our Named Executive Officers	For, Against or Abstain	For

In the absence of instructions, proxies will be voted in accordance with the recommendation of the Board of Directors of the Company with respect to Proposals No. 1 through 4, and in accordance with the best judgment of the individuals named as proxies with respect to any other matter properly brought before the meeting.

What vote is required to approve of each proposal?

Proposal No. 1: Nominees receiving a plurality of the votes cast will be elected as directors.

Proposals No. 2-4: The number of votes cast FOR (or in favor of the proposal) must exceed the number of votes cast AGAINST the proposal. Only those votes cast FOR or AGAINST a proposal will be counted to determine the results of the vote. Abstentions and broker non-votes will not count as votes cast.

Your vote on Proposal No. 4 is advisory, meaning it will not be binding on the Board of Directors or the Company; however, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Who will pay the expenses of this proxy solicitation?

The Company will pay all expenses in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting. We will also pay banks, brokers or other holders of record their out-of-pocket and reasonable clerical expenses incurred in sending our proxy materials to beneficial owners for the purpose of obtaining their proxies.

How will the Company solicit proxies?

We will primarily solicit proxies by mail; however, certain of our directors, officers or employees may solicit by telephone, electronically or by other means of communication.  Our directors, officers and employees will receive no additional compensation for any such solicitation. We do not expect to engage any paid solicitors to assist us in the solicitation of proxies.

Proposal No. 1

Election of Directors

Our Board of Directors recommends that you vote FOR all of our director nominees.

At our Annual Meeting, ten directors are to be elected to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified. All nominees are currently directors of the Company.

Information Regarding Nominees

The following paragraphs provide information, as of the date of this Proxy Statement, about each nominee. The information includes each director’s age, all positions they hold, their principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which they currently serve as a director or for which they have served as a director at any time during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

Each person listed below has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee listed below unavailable.

You can read more about the process our Nominating and Corporate Governance Committee undertook to select our director nominees on page 25 under the heading “Nominating and Corporate Governance Committee”.

Lawrence I. Sills Executive Chairman of the Board Age 76 Director Since 1986
Mr. Sills has served as our Executive Chairman of the Board since March 2016, and as a director of the Company since 1986. Mr. Sills has also served as our Chairman of the Board from December 2000 to March 2016, Chief Executive Officer from December 2000 to March 2016, our President and Chief Operating Officer from 1986 to 2000, and our Vice President of Operations from 1983 to 1986. Mr. Sills is the father of Eric P. Sills, a director of the Company and our Chief Executive Officer and President. Mr. Sills holds an MBA from Harvard Business School and a BA from Dartmouth College.

We believe Mr. Sills’ qualifications to serve as a director and our Executive Chairman of the Board include his wealth of experience and the business understanding that Mr. Sills has obtained from over 40 years of working in various capacities at the Company and in the automotive industry. Mr. Sills’ knowledge of all aspects of the Company’s business and its history, position him well to serve as our Executive Chairman. In addition, we believe Mr. Sills’ qualifications to sit on our Board include his and his family’s significant ownership interest in the Company, which serves to align his interests with the interests of our other stockholders, and the fact that he represents the third generation of the Sills family which established the Company in 1919.

William H. Turner Presiding Independent Director Age 76 Director Since 1990
Mr. Turner has served as our Presiding Independent Director since January 2006, and as a director of the Company since May 1990. He also serves as a director of Ameriprise Financial, Inc. Formerly, Mr. Turner served as a director of Volt Information Sciences, Inc., Franklin Electronic Publishers, Inc. and New Jersey Resources Corporation. In May 2015, Mr. Turner was elected as Chairman of the Board of Trustees of Bloomfield College, and since 1985, he has served as Chairman of the Board of Trustees of the International College, Beirut, Lebanon. From 2008 to 2010, Mr. Turner served as Acting Dean of the Business School at Montclair State University, and from 2004 to 2008, he served as the Dean of the College of Business at Stony Brook University. Mr. Turner served as the Senior Partner of Summus Ltd., a consulting firm, from 2002 to 2004. From 1997 to 2002, he served in various capacities at PNC Bank NJ, including President, Chief Executive Officer and Chairman Northeast Region. He was President and Co-Chief Executive Officer of Franklin Electronic Publishers, Inc. from 1996 to 1997. Prior to that time, he was the Vice Chairman of Chase Manhattan Bank and its predecessor, Chemical Banking Corporation. Mr. Turner completed the Advanced Management Program from Harvard Business School, and he holds an MBA from New York University and a BA from Trinity College.

We believe Mr. Turner’s qualifications to serve as a director and our Presiding Independent Director include his extensive executive leadership and financial and managerial experience. His service as Chief Executive Officer and Vice Chairman at several banking institutions make him a valuable asset to our Board, and has provided him with a wealth of knowledge in dealing with financial and accounting matters. The depth and breadth of his exposure to complex financial issues at other large corporations, as well as the deep understanding of our Company that he has acquired in two decades of service on our Board, make him a valuable advisor.

John P. Gethin Director Age 67 Director Since 2016
Mr. Gethin has served as a director of the Company since March 2016, and as our Chief Operating Officer from 2000 to March 2016, and our President from 2000 to February 2015. From 1997 to 2000, Mr. Gethin served as our Senior Vice President of Operations. From 1998 to 2003, he served as the General Manager of our Temperature Control Division. From 1995 to 1997, Mr. Gethin was our Vice President and General Manager of EIS Brake Parts Division (a former business unit of ours). Mr. Gethin holds a BBA from Texas Christian University.

We believe Mr. Gethin’s qualifications to serve as a director include his extensive knowledge of our Company, and in particular, his experience developing, directing and improving upon our organizational processes and operational efficiencies for more than 16 years. Mr. Gethin has also acquired extensive knowledge of the automotive aftermarket industry, and his ability to leverage his knowledge and experience to provide unique insight to our Board makes him well qualified to serve as a member of the Board.

Pamela Forbes Lieberman Director Age 62 Director Since 2007
Ms. Forbes Lieberman has served as a director of the Company since August 2007. Ms. Forbes Lieberman also serves as a director of A.M. Castle & Co. and VWR Corporation. From March 2006 to August 2006, Ms. Forbes Lieberman served as the interim Chief Operating Officer of Entertainment Resource, Inc. Prior to such time, Ms. Forbes Lieberman served as President and Chief Executive Officer and member of the Board of Directors of TruServ Corporation (now known as True Value Company) and prior to that as TruServ’s Chief Operating Officer and Chief Financial Officer. Prior to such time, Ms. Forbes Lieberman held Chief Financial Officer positions at ShopTalk Inc., The Martin-Brower Company, LLC, and Fel-Pro, Inc. and served as an automotive industry consultant. Ms. Forbes Lieberman, a Certified Public Accountant, began her career at PricewaterhouseCoopers LLP. Ms. Forbes Lieberman holds an MBA from Kellogg School of Management, Northwestern University, and a BS from the University of Illinois.

We believe Ms. Forbes Lieberman’s qualifications to serve as a director include her many years of executive experience, including serving as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for distribution and automotive companies. She brings demonstrated management ability at senior levels to the Board and insights into the operational requirements of a large company. In addition, her knowledge of public and financial accounting matters, logistics, and business strategy provides valuable insight to our Board.

Joseph W. McDonnell Director Age 64 Director Since 2012
Mr. McDonnell has served as a director of the Company since October 2012. Mr. McDonnell is also a Professor of Public Policy and Management at the University of Southern Maine’s Edmund S. Muskie School of Public Service and a Director of the University of Southern Maine’s Confucius Institute. Mr. McDonnell previously served at the University of Southern Maine as Provost and Vice President of Academic Affairs from August 2014 to August 2015, and as Dean of the College of Management and Human Service from July 2011 to August 2015. Prior to his work at the University of Southern Maine, he served as Interim Dean of the College of Business at Stony Brook University and as the President and Chief Executive Officer of the New York International Commerce Group, Inc., which provides services for companies doing business in China. Mr. McDonnell holds an Executive Program Certificate from Harvard Business School, a PhD in Communications from the University of Southern California, and an MA and BA from Stony Brook University.

We believe Mr. McDonnell’s qualifications to serve as a director include his significant experience in academics focusing on business administration and the development of management-level personnel, as well as the various leadership positions he held at foreign and domestic companies prior to becoming an academic administrator. His expertise in doing business in China and in consulting management on various strategic initiatives provides valuable insight to our Board.

Alisa C. Norris Director Age 46 Director Since 2012
Ms. Norris has served as a director of the Company since October 2012. Ms. Norris most recently served as the Chief Marketing Officer of R.R. Donnelley & Sons Company from April 2013 to January 2015, where she was responsible for all aspects of marketing and communications. Prior to joining R.R. Donnelley, Ms. Norris served as the Chief People Officer of Opera Solutions, LLC, a leading predictive analytics company, where she was responsible for staff operations and human capital management. Prior to Opera Solutions, Ms. Norris served as a Senior Vice President and was a founding member of Zeborg, Inc., and as a strategy consultant for A.T. Kearney and Mitchell Madison Group. Ms. Norris holds an MBA from Harvard Business School and a BA from Trinity College, where she was Phi Beta Kappa.

We believe Ms. Norris’ qualifications to serve as a director include her significant experience in defining and implementing corporate governance structures and growth strategies, and in developing and managing operational resources in the areas of marketing and communications. Her experience of more than 15 years of providing consulting services to financial services, information technology and media, and office technology firms makes her a valuable advisor to our Board.

Eric P. Sills Director, Chief Executive Officer & President Age 47 Director Since 2016
Mr. Sills has served as a director of the Company and our Chief Executive Officer since March 2016, and as our President since February 2015.  Prior to serving as our President, Mr. Sills served as our Vice President Global Operations from January 2013 to February 2015, and our Vice President Engine Management Division from 2006 to January 2013. From 1991 to 2006, Mr. Sills served in various capacities in our Company, including as General Manager, LIC Operations, Director of Product Management, and Plant Manager, Oxygen Sensor Business Unit. He is the son of Lawrence I. Sills. Mr. Sills has completed an Advanced Management Program at Harvard Business School, and holds an MBA from Columbia University and a BA from Bowdoin College.

We believe Mr. Sills’ qualifications to serve as a director include his extensive knowledge of our business and its operations, and the experience that he has acquired throughout his career, having served in a variety of senior management positions across our organization and as an executive officer. In addition, we believe Mr. Sills’ qualifications to serve as a director include his and his family’s significant ownership interest in the Company, which serves to align his interests with the interests of our other stockholders, and the fact that he represents the fourth generation of the Sills family which established the Company in 1919.

Frederick D. Sturdivant Director Age 78 Director Since 2001
Mr. Sturdivant has served as a director of the Company since December 2001. Mr. Sturdivant is a director of Dennen Steel, an independent consultant, and serves as an Adjunct Professor at the Warrington College of Business at the University of Florida. From 2000 to 2002, Mr. Sturdivant was Chairman of Reinventures LLC. From 1998 to 2000, he was Executive Managing Director of Navigant Consulting. From 1996 to 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation. Previously, he served as a director of Fel-Pro, Inc., State Savings Bank, Columbus, and The Progressive Corporation. Mr. Sturdivant holds a PhD from Northwestern University, an MBA from the University of Oregon, and a BS from San Jose State. After completing his PhD at Northwestern University, Mr. Sturdivant held professorships at the University of Southern California, the University of Texas at Austin, the Harvard Business School, and an endowed chair at Ohio State University.

We believe Mr. Sturdivant’s qualifications to serve as a director include his many years of experience providing strategic advisory services to complex organizations in the areas of corporate strategy, marketing, management, information technology, distribution and environmental analysis. His knowledge of corporate strategy development and his organizational acumen provide valuable insight to our Board.

Richard S. Ward Director Age 75 Director Since 2004
Mr. Ward has served as a director of the Company since July 2004. Mr. Ward also serves as a member of the University of Virginia School of Law Business Advisory Council, the American Law Institute, the Association of General Counsel, and the Board of Trustees (Executive Committee) of the International College, Beirut, Lebanon. Mr. Ward is a private investor and legal consultant. In 2000, Mr. Ward served as Chairman of the Large, Complex Case Committee of the American Arbitration Association. From 1969 to 1998, he served in various legal and managerial capacities at ITT Corporation, including Executive Vice President, General Counsel and Corporate Secretary, and as a member of the ITT Management Committee. Previously, he served on the Boards of the American Arbitration Association, STC plc, a British telecommunications company, ITT Sheraton Corporation, First State Insurance Company, Boeing Industrial Technology Group Corporation, and Caesars World, Inc. Mr. Ward completed the Finance for Senior Executives program at Harvard Business School and holds an LLB from University of Virginia School of Law, and a BSME from Yale University. Mr. Ward is a member of the Bars of New York and Virginia, and is admitted to practice before the U.S. Court of International Trade and the U.S. Court of Appeals for the Federal Circuit.

We believe Mr. Ward’s qualifications to serve as a director include his experience as an executive officer of an international engineering and manufacturing company, and his legal and corporate governance expertise. His knowledge of the complex legal and governance issues facing multi-national companies and his understanding of what makes businesses work effectively and efficiently provide valuable insight to our Board.

Roger M. Widmann Director Age 76 Director Since 2005
Mr. Widmann has served as a director of the Company since May 2005. Mr. Widmann also serves as Chairman of Cedar Realty Trust, Inc. and Chairman of Keystone National Group, a private equity fund of funds. He is a senior moderator of the Aspen Seminar at The Aspen Institute and the Liberty Fellowship (South Carolina), and a senior mentor of the Henry Crown Fellowship Program. Previously, Mr. Widmann served as Vice Chair of Oxfam America, as Chairman of the Board of Lydall, Inc., a manufacturing company, as a principal of Tanner & Co., Inc., an investment banking firm, and as the Senior Managing Director of Chemical Securities Inc. (now JPMorgan Chase Corporation). Mr. Widmann holds a JD from the Columbia Law School and an AB from Brown University.

We believe Mr. Widmann’s qualifications to serve as a director include his approximately 30 years experience in leading a manufacturing corporation as a director and Chairman and his experience as a principal of an investment banking firm. His demonstrated leadership capability and his extensive knowledge of complex financial and operational issues provide our Board with greater insight into the concerns of stockholders, investors, analysts and those in the financial community. The depth and breadth of his experience at such companies makes him a valuable advisor to our Board.

Emeritus Directors of the Board of Directors

The Board of Directors has elected retired Directors, Arthur S. Sills and Peter J. Sills, to serve as emeritus members of the Board of Directors. Emeritus directors are invited to attend Board of Director meetings but do not have any voting rights. Emeritus directors may receive, at the discretion of the Board of Directors, compensation for their advisory services, reimbursement for meeting travel expenses, and coverage under our medical, dental and vision insurance plans.

Proposal No. 2

Approval of the Standard Motor Products, Inc.

2016 Omnibus Incentive Plan

Our Board of Directors recommends that you vote FOR the approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan.

General

We are asking our stockholders to approve the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (the “Plan”), which was approved by our Board of Directors on February 11, 2016. If approved by our stockholders, the Plan will supersede the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan and will become the Company’s only plan for providing stock-based incentive compensation to our employees, directors and other eligible persons. Approval of the Plan shall not affect awards already granted under the 2006 Omnibus Incentive Plan.

The following summary of certain material features of the Plan is subject to the specific provisions contained in the full text of the Plan, as set forth in Appendix A attached hereto.

Purpose of Plan

The Plan will allow the Company, under the direction of the Compensation and Management Development Committee of the Board of Directors or those persons to whom administration of the Plan has been delegated or permitted by law (the “Compensation Committee”) (the Nominating and Corporate Governance Committee of the Board of Directors will make recommendations to the Compensation Committee concerning non-employee directors), to make grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance shares, cash-based awards and other stock-based awards to employees, directors, consultants, agents, advisors and independent contractors. The purpose of these stock awards is to attract and retain talented employees, directors and other eligible persons and further align their interests and those of our stockholders by linking a portion of their compensation with the Company’s performance.

Key Terms

The following is a summary of the key provisions of the Plan.

Plan Term:	May 19, 2016 to May 19, 2026

Eligible Participants:
All of our employees, directors, consultants, agents, advisors and independent contractors are eligible to receive awards under the Plan, provided they render services to the Company. The Compensation Committee will determine which individuals will participate in the Plan. As of April 8, 2016, there were approximately two hundred and fifty employees and eight non-employee directors who would be eligible to participate in the Plan.

Shares Authorized:
1,100,000, subject to adjustment to reflect stock splits and other corporate events or transactions. Shares subject to awards that are cancelled, forfeited, or  expire by their terms or are otherwise not issued in connection with an award  will be returned to the pool of shares available for grant and issuance under the Plan. Shares tendered in payment of the exercise price of an option, shares withheld from exercised awards for tax withholding purposes, shares subject to a stock appreciation right that are not issued in connection with the settlement of the award, and shares repurchased by the Company with proceeds received from the exercise price of an option will not be returned to the pool.  Of the shares available in the pool, the maximum number of shares that may be issued to non-employee directors is two hundred fifty thousand (250,000) shares.

Award Types:
(a) Non-qualified and incentive stock options;

(b) Stock appreciation rights (SARs);

(c) Restricted stock and restricted stock units;

(d) Performance shares and performance units;

(e) Cash-based awards; and

(f) Other stock-based awards.

Annual Share Limits on Awards:
(a) Options: The annual maximum aggregate number of shares subject to options granted to any one person is twenty-five thousand (25,000).

(b) SARs: The annual maximum number of shares subject to stock appreciation rights granted to any one person is twenty-five thousand (25,000).

(c) Restricted Stock or Restricted Stock Units: The annual maximum aggregate grant with respect to awards of restricted stock or restricted stock units to any one person is ten thousand (10,000).

(d) Performance Shares or Performance Units: The annual maximum aggregate award of performance units or performance shares that a person may receive is ten thousand (10,000) shares, or equal to the value of ten thousand (10,000) shares determined as of the date of grant, as applicable.

(e) Cash-Based Awards: The annual maximum aggregate amount awarded or credited with respect to cash-based awards to any one person is the greater of one million dollars ($1,000,000) or the value of twenty-five thousand (25,000) shares determined as of the date of grant, as applicable.

(f) Other Stock-Based Awards: The annual maximum aggregate grant with respect to other stock-based awards to any one person is twenty-five thousand (25,000) shares.

(g) Non-employee director limits: The annual maximum aggregate grant with respect to awards to any non-employee director is ten thousand (10,000) shares.

Vesting:
Vesting schedules will be determined by the Compensation Committee at the time that each award is granted, subject to the minimum vesting periods described below.

(a) Options: The minimum vesting period for the grant of an option is three (3) years following the date of grant, provided that an option may partially vest after no less than one (1) year so long as the entire grant does not fully vest until at least three (3) years following the date of grant, except as the Compensation Committee may provide in the event of death, disability, involuntary termination without cause, retirement, or a change of control.

(b) SARs: The minimum vesting period for the grant of a stock appreciation right is three (3) years following the date of grant, provided that a stock appreciation right may partially vest after no less than one (1) year so long as the entire grant does not fully vest until at least three (3) years following the date of grant, except as the Compensation Committee may provide in the event of death, disability, involuntary termination without cause, retirement, or a change of control.

(c) Restricted Stock or Restricted Stock Units: The minimum vesting period for the grant of restricted stock or restricted stock units is three (3) years (which may be a cliff or graded vesting schedule) following the date of grant, provided that grants to non-employee directors or employees receiving long-term retention awards who are aged 65 or older may fully vest after no less than one (1) year. The Compensation Committee may also determine that the vesting schedule may be accelerated due to death, disability, involuntary termination without cause, retirement, or a change of control.

(d) Performance Shares or Performance Units: Except as the Compensation Committee may provide in the event of death, disability, involuntary termination without cause, retirement, or a change of control, performance shares or performance units may not vest prior to the expiration of at least one (1) year of a performance period. The Compensation Committee may provide for the accelerated vesting of an award based on achievement of performance goals.

(e) Other Stock-Based or Cash-Based Awards: The minimum vesting period for the grant of other stock-based awards is one (1) year, except as the Compensation Committee may provide in the event of death, disability, involuntary termination without cause, retirement, or a change of control. Notwithstanding the foregoing, unless otherwise provided by the Compensation Committee, any such awards granted as full value awards shall not be subject to a vesting schedule. For cash-based awards, the Compensation Committee may determine whether the award is subject to a vesting schedule.

Award Terms:
Each option granted shall expire at such time as the Compensation Committee shall determine at the time of grant but shall not be exercisable later than the tenth (10th) anniversary date of its grant. The term of any SAR granted shall be determined by the Compensation Committee but shall not be exercisable later than the tenth (10th) anniversary date of its grant.

Repricing Prohibited:
Options and SARs granted under the Plan may not be repriced, repurchased (including by cash buyout), replaced or regranted through cancellation or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, without the approval of our stockholders.

Non-employee Director Awards

If the Plan is approved by stockholders at the Annual Meeting, it is anticipated that each non-employee director will receive on the date of each annual meeting of stockholders an automatic restricted stock award of 1,000 shares and an additional award of Common Stock valued at $55,000, based on the fair market value of the Company’s Common Stock as of the date of the annual meeting of stockholders. The restricted stock awards will vest after one year, so long as the director remains continuously in office. Non-employee directors will also be eligible to receive other types of awards under the Plan, but such awards are discretionary. In the event of a change of control of the Company (as defined in the Plan), all of the shares of restricted stock will accelerate and become vested in full.

New Plan Benefits

Except as described below, the following table sets forth information concerning the benefits or amounts under the Plan that we can determine will be received by all current non-employee directors as a group on an annualized basis.

Name and Position	Dollar Value ($)	Number of Shares
Non-employee directors as a group	Fair market value on date of grant	8,000
Non-employee directors as a group	$440,000	Fair market value on date of grant

The information in the above table is limited to the annual automatic restricted stock awards and other stock awards to be granted to our non-employee directors in connection with the Annual Meeting. Future awards under the Plan to executive officers, employees or other eligible participants, and any future discretionary awards to non-employee directors in addition to those granted automatically, are discretionary and cannot be determined at this time, nor can it be determined what these discretionary awards would have been if the Plan had been in effect during fiscal 2015. We therefore have not included any such awards in the table above.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options or SARs granted under the Plan may not be less than the fair market value of our Common Stock on the date of grant (or, with respect to incentive stock options in the case of a holder of more than 10% of stock, 110% of fair market value). On the record date, the closing price of the Company’s Common Stock on the New York Stock Exchange was $33.60 per share. The Compensation Committee will determine at the time of grant the other terms and conditions applicable to such award, including exercisability and vesting, subject to the limitations described above.

Terms applicable to Grants of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based or Cash-Based Awards

The Compensation Committee will determine the terms and conditions applicable to the granting of restricted stock, restricted stock units, performance shares, performance units and other stock-based or cash-based awards (including the grant of unrestricted shares). The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock, restricted stock units, performance shares, performance units and other stock-based or cash-based awards contingent upon continued employment with the Company, the passage of time, or such performance criteria and the level of achievement as it deems appropriate.

Eligibility under Section 162(m)

Awards may include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include any one or more of the measures listed below to measure the performance of any participant, the Company or any of its subsidiaries or affiliates, or any of their respective business units, either individually or in any combination, and measured either annually or cumulatively over a period of time, on an absolute basis or relative to a pre-established target, the previous years’ results or a designated comparison group, in each case as specified by the Compensation Committee in the award:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share (basic or diluted);
(c)	Net sales or revenue growth;
(d)	Net operating profit;
(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(f)	Cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)	Earnings before taxes;
(i)	Gross or operating margins;
(j)	Corporate value measures;
(k)	Capital expenditures;
(l)	Unit volumes;
(m)	Productivity ratios;
(n)	Share price (including, but not limited to, growth measures and total shareholder return);
(o)	Cost or expense;
(p)	Margins (including, but not limited to, debt or profit);
(q)	Operating efficiency;

(r)	Working capital targets or any element thereof;
(s)	Expense targets;
(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(u)	Strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing);
(v)	Strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development, and portfolio restructuring); and
(w)	Gross, operating, stockholder equity, or net worth.

Notwithstanding the satisfaction of any performance criteria described above, to the extent specified at the time of the grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, and/or retainable under an award on account of the satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Cash-Based Awards

The Compensation Committee, at any time and from time to time, may grant cash-based awards to participants in such amounts and upon such terms as the Compensation Committee may determine. The Compensation Committee may establish performance goals in its discretion in connection with the grant of any cash-based awards.

Transferability

Except as otherwise provided in the Plan, awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

The Compensation Committee will administer the Plan. The Compensation Committee will select the persons who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may construe and interpret the Plan and prescribe, amend and rescind any rules and regulations relating to the Plan. The Compensation Committee may delegate to a committee of one or more directors or other persons the ability to grant awards to plan participants. In addition, the Compensation Committee may authorize one or more officers of the Company to do one or both of the following: (a) designate employees to be recipients of awards and (b) determine the size of any such awards; provided, however, (i) the Compensation Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is considered an insider (as defined in the Plan); (ii) the resolution providing such authorization sets forth the total number of awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

Amendments

The Company’s Board of Directors may alter, amend, modify, suspend, or terminate the Plan and any related award agreement in whole or in part; provided, however, that (i) no options or SARs issued under the Plan will be re-priced, repurchased (including a cash buyout), replaced, or re-granted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR; (ii) any amendment of the Plan must comply with the rules of the New York Stock Exchange; and (iii) no material amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of the Company’s capital structure, the Compensation Committee may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the Plan, and subject to the various limitations set forth in the Plan, the number of shares subject to outstanding awards under the Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or asset sale any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the Plan, the outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto.

Change of Control

The Plan provides that in the event of a change in control of the Company, any of the following may occur, in accordance with the applicable award agreement: (i) replacement awards of equal value to the award being replaced shall be provided to participants; (ii) outstanding options and SARs will become exercisable, outstanding awards of restricted stock and restricted stock units will become transferable and nonforfeitable, and each performance unit and performance share will be earned and converted into cash, Common Stock, or a combination of cash and Common Stock; or (iii) all outstanding awards will be cancelled and terminated and a payment of cash made or shares of stock delivered to participants, equal in value to the cancelled award.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to the Company and participants in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and the Company will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” the Company will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant. If a participant disposes of shares subject to an incentive stock option before two years after the option was granted, or before one year after the ISO was exercised, this is a disqualifying disposition.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or the Company Common Stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the participant as ordinary income, and the Company generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. The Company receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the participant disposes of the stock.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the restricted stock units at the time they vest. The Company generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) Limit

The Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

Cash-Based Awards and Other Stock-Based Awards

The participant will recognize, as a general rule, ordinary income at the time of payment of cash or delivery of actual shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Common Stock are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the participant.

Proposal No. 3

Ratification of the Appointment of KPMG LLP

Our Board of Directors recommends you vote “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm.

The Audit Committee of our Board of Directors plans to appoint KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the 2016 fiscal year. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so and is asking stockholders to ratify the appointment of KPMG. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Representatives of KPMG are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG in the fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit fees	$1,367,750	$1,433,000
Audit-related fees(1)	61,240	59,800
Tax fees(2)	289,080	326,150
All other fees	─	─
Total	$1,718,070	$1,818,950

(1)	Audit-related fees consist principally of audits of financial statements of certain employee benefit plans.

(2)	Tax fees consist primarily of U.S. and international tax compliance and planning.

In accordance with its charter, the Audit Committee approves the compensation and terms of engagement of the Company’s independent auditors, including the pre-approval of all audit and non-audit service fees. All of the fees paid to the Company’s independent auditors described above were for services pre-approved by the Audit Committee.

Proposal No. 4

Advisory Vote on the Compensation

of Our Named Executive Officers

Our Board of Directors recommends you vote “FOR” the approval of the non-binding, advisory resolution approving the compensation of our named executive officers.

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote, on an advisory (non-binding) basis, at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (referred to as a “say-on-pay” vote). The say-on-pay vote is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the say-on-pay vote is non-binding, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions as it deems appropriate.

As described more fully in the “Compensation Discussion and Analysis” section, beginning on page 34 of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value, while striving to avoid the use of highly leveraged incentives that may encourage overly risky short-term behavior on the part of executives. We believe that our executive compensation program is reasonable and competitive and focused on pay for performance principles.

Our Compensation and Management Development Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s named executive officers. We utilize a combination of base pay, annual incentives and long-term incentives. While we have generally targeted base pay to be in the median to 75% range, and each other component of executive compensation to be at or near the median range of similar-type compensation for our peer group, actual compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both corporate and individual. The annual incentive award is based both on company-wide operating financial performance (our EVA or economic value added bonus) as well as individual performance goals (our MBO or management by objective bonus), and it is limited to an annual award of 200% of the target opportunity. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the Company’s long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced executives and have benefited the Company over time. We believe that the fiscal year 2015 compensation of each of our named executive officers was reasonable and appropriate and aligned with the Company’s fiscal year 2015 results and achievement of the objectives of our executive compensation program.

The Company also has several governance policies in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include stock ownership guidelines, limited perquisites, use of tally sheets, and a claw back policy.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following non-binding resolution:

“RESOLVED, that the stockholders hereby APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and the other compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table for 2015 and other related tables and accompanying narrative).”

Security Ownership of Certain Beneficial Owners

and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 8, 2016 by:

•	each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock;

•	each director and nominee for director of the Company;

•	our principal executive officer, principal financial officer, and each of our four other most highly compensated executive officers named in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Royce & Associates, LLC	3,084,403	(2)	13.2%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc.	1,843,214	(3)	7.9%
55 East 52nd Street
New York, NY 10055
FMR LLC	1,751,868	(4)	7.5%
245 Summer Street
Boston, MA 02210

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Dimensional Fund Advisors LP	1,559,303	(5)	6.7%
Palisades West, Bldg. One
6300 Bee Cave Road
Austin, TX 78746
Lawrence I. Sills	755,341	(6)	3.2%
Eric P. Sills	167,197		*
William H. Turner	68,960		*
Richard S. Ward	68,394		*
James J. Burke	58,566		*
Roger M. Widmann	58,117		*
Pamela Forbes Lieberman	50,589		*
Dale Burks	48,670		*
Carmine J. Broccole	47,265		*
Frederick D. Sturdivant	29,936		*
John P. Gethin	25,560		*
Joseph W. McDonnell	10,130		*
Alisa C. Norris	10,130		*
Directors and Officers as a group (17 persons)	1,510,123		6.5%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(1)	Applicable percentage of ownership is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 23,317,210 which is the number shares of Common Stock outstanding as of April 8, 2016. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting power and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the address of each individual listed in the table is c/o Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

(2)	The information for Royce & Associates, LLC and certain of its affiliates (“Royce”) is based solely on an amendment to its Schedule 13G filed with the SEC on January 27, 2016, wherein Royce states that it beneficially owns an aggregate of 3,084,403 shares of our Common Stock.

(3)	The information for BlackRock, Inc. and certain of its affiliates (“BlackRock”) is based solely on an amendment to its Schedule 13G filed with the SEC on January 27, 2016, wherein BlackRock states that it beneficially owns an aggregate of 1,843,214 shares of our Common Stock; BlackRock states that it has sole voting power for 1,797,081 shares and has sole investment power for 1,843,214 shares.

(4)	The information for FMR LLC and certain of its affiliates (“FMR”) is based solely on an amendment to its Schedule 13G filed with the SEC on February 12, 2016, wherein FMR states that it beneficially owns an aggregate of 1,751,868 shares of our Common Stock; FMR states that it has sole voting power for 531 shares and has sole investment power for 1,751,868 shares.

(5)	The information for Dimensional Fund Advisors LP and certain of its affiliates (“Dimensional”) is based solely on an amendment to its Schedule 13G filed with the SEC on February 9, 2016, wherein Dimensional states that it beneficially owns an aggregate of 1,559,303 shares of our Common Stock; Dimensional states that it has sole voting power for 1,498,459 shares and has sole investment power for shares.

(6)	Includes 2,812 shares of Common Stock owned by Mr. Sills’ wife. For shares of stock held by his wife, Lawrence I. Sills disclaims beneficial ownership of the shares so deemed “beneficially owned” by him within the meaning of Rule 13d-3 of the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors, and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from our directors and executive officers that no other reports were required during the fiscal year ended December 31, 2015, the Company believes that all Section 16(a) reports required to have been filed by the Company’s directors and executive officers during 2015 were timely filed, except that Peter J. Sills and Arthur S. Sills, retired directors of the Company, did not timely report one transaction on December 9, 2015, for the sale of shares owned directly by the Sills Family Foundation, and indirectly by Peter J. Sills and Arthur S. Sills.

Corporate Governance

The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange. In particular:

•	The Board has adopted Corporate Governance Guidelines;

•	The Board has appointed a Presiding Independent Director, who is independent under the New York Stock Exchange standards and applicable Securities and Exchange Commission rules;

•	A majority of the Board and all members of each Board Committee are independent under the New York Stock Exchange standards and applicable Securities and Exchange Commission rules;

•	The Board has adopted charters for each of the Committees of the Board and the Presiding Independent Director;

•
The Company’s Corporate Governance Guidelines provide that the independent directors meet periodically in executive session without management and that the Presiding Independent Director chairs the executive sessions;

•	Interested parties are able to make their concerns known to non-management directors or the Audit Committee by e-mail or by mail (see “Communications to the Board” section below);

•
The Company has a Corporate Code of Ethics that applies to all Company employees, officers and directors, and a Whistleblower Policy with a dedicated website and toll-free helpline that is operated by an independent third party and is available to any employee, supplier, customer, stockholder or other interested third party; and

•	The Company has established Stock Ownership Guidelines that apply to its independent directors and executive officers.

Certain information relating to corporate governance matters can be viewed at www.smpcorp.com under “Investor Relations─Governance Documents.” Copies of the Company’s (1) Corporate Governance Guidelines, (2) charters for the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, Strategic Planning Committee, and the Presiding Independent Director, and (3) Corporate Code of Ethics and Whistleblower Policy are available on the Company’s website. Copies will also be provided to any stockholder free of charge upon written request to Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City, NY 11101 or via email at financial@smpcorp.com.

Meetings of the Board of Directors and its Committees

In 2015, the total number of meetings of the Board of Directors, including regularly scheduled and special meetings, was eight. All of our directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served during 2015. The Company requires all Board members to attend its Annual Meeting of Stockholders. All directors were present at the 2015 Annual Meeting of Stockholders held on May 14, 2015.

The Board currently has four standing committees: (1) an Audit Committee; (2) a Compensation and Management Development Committee; (3) a Nominating and Corporate Governance Committee; and (4) a Strategic Planning Committee. Each committee is comprised only of our independent directors. The table below describes the composition, and the current chair, of each committee.

Name	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Lawrence I. Sills
William H. Turner	Chair	Member	Member
John P. Gethin
Pamela Forbes Lieberman	Member	Member	Member	Co-Chair
Joseph W. McDonnell	Member	Member	Member
Alisa C. Norris	Member	Member	Member	Member
Eric P. Sills
Frederick D. Sturdivant	Member	Member	Member	Co-Chair
Richard S. Ward	Member	Member	Chair
Roger M. Widmann	Member	Chair	Member	Member

Audit Committee

The Audit Committee is responsible for: (1) recommending to the Board of Directors the engagement of the independent auditors of the Company; (2) reviewing with the independent auditors the scope and results of the Company’s audits; (3) pre-approving the professional services furnished by the independent auditors to the Company; (4) reviewing the independent auditors’ management letter with comments on the Company’s internal accounting control; and (5) reviewing management policies relating to risk assessment and risk management. The Audit Committee held four meetings in 2015.

The Board of Directors has determined that each Audit Committee member is financially literate and independent. In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that William H. Turner (the Audit Committee’s Chairman), Pamela Forbes Lieberman and Roger M. Widmann meet the Securities and Exchange Commission’s criteria for an “audit committee financial expert.”

Compensation and Management Development Committee

The Compensation and Management Development Committee’s functions are to: (1) approve the compensation packages of the Company’s executive officers; (2) administer the Company’s equity incentive plans and other benefit plans; (3) review the Company’s overall compensation policies and practices, including compensation-related risk assessments; (4) review the performance, training and development of Company management in achieving corporate goals and objectives; and (5) oversee the Company’s management succession planning. The Compensation and Management Development Committee held two meetings in 2015.

The Compensation and Management Development Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages. The Committee may, at its discretion, solicit the input of our executive officers (including our Chief Executive Officer) or any independent consultant or advisor in satisfying its responsibilities. The Committee may also, at its discretion, form and delegate authority to subcommittees, or it may delegate authority to one or more designated members of the Board or to our executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions are to assist the Board in discharging and performing the duties and responsibilities of the Board with respect to corporate governance, including:

•	the identification and recommendation to the Board of individuals qualified to become or continue as directors;

•	the continuous improvement in corporate governance policies and practices;

•	the annual self-assessment of the performance of the Board and each Committee of the Board;

•	the recommendation of members for each committee of the Board; and

•	the compensation arrangements for members of the Board.

The Nominating and Corporate Governance Committee held three meetings in 2015. The Nominating and Corporate Governance Committee has the exclusive authority and responsibility to determine all aspects of director compensation. The Committee may solicit, in its discretion, the input of an independent consultant or advisor in satisfying its responsibilities.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making nominations, the Nominating and Corporate Governance Committee seeks candidates who possess: (1) the highest level of integrity and ethical character; (2) a strong personal and professional reputation; (3) sound judgment; (4) financial literacy; (5) independence; (6) significant experience and proven superior performance in professional endeavors; (7) an appreciation for Board and team performance; (8) the commitment to devote the time necessary for Board activities; (9) skills in areas that will benefit the Board; and (10) the ability to make a long-term commitment to serve on the Board.

In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Committee reviews each candidate’s qualifications, taking into account diversity in professional experience, skills and background, as well as racial and gender diversity, to determine whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Committee recommends the candidate for consideration by the Board. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. For stockholder candidates to be considered, written notice of such stockholder recommendation (a) must be provided to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year’s annual meeting, and (b) must contain the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating person’s ownership of Company stock. Both stockholder-proposed candidates and other candidates identified and evaluated by the Nominating and Corporate Governance Committee must comply with the above procedure and meet the qualifications for directors, as outlined in the charter of the Committee and the By-laws of the Company. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a stockholder must submit the candidate’s name and qualifications to Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City, NY 11101.

Strategic Planning Committee

The Strategic Planning Committee’s functions are to assist the Board in discharging and performing its oversight role regarding the Company’s long-term strategic planning and to give guidance to management in creating the Company’s long-term strategic plans. The Committee held three meetings in 2015.

In fulfilling its role, the Committee shall, among other things, (1) assist in the development, adoption, and modification of the Company’s current and future strategy; (2) review and assess external developments and other factors affecting the automotive aftermarket and their impact on the Company’s strategy; (3) review and assess the Company’s core competencies with regard to expanding their implementation in attractive markets beyond the automobile aftermarket; and (4) review and advise the Board and management on corporate development and growth initiatives, including acquisitions, joint ventures and strategic alliances.

Board Leadership Structure

The business of the Company is managed under the direction of the Board of Directors of the Company in the interest of the stockholders. The Board delegates its authority to senior management for managing the everyday affairs of the Company. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

Prior to March 2016, Lawrence I. Sills served in the combined roles of Chairman of the Board and Chief Executive Officer. We believed that Mr. Sills’ was uniquely qualified through his experience and expertise to serve as both Chairman of the Board and Chief Executive Officer, and that the combined roles provided a clarity of leadership that was in the best interest of our Company and its stockholders.

At the time that Eric P. Sills was promoted to our Chief Executive Officer in March 2016, we re-evaluated our board leadership structure. We determined that separating the roles of Executive Chairman of the Board and Chief Executive Officer, and having Lawrence I. Sills continue his service as our Executive Chairman, would be in the best interest of the Company and its stockholders. As our Executive Chairman, Lawrence I. Sills will continue to provide leadership to the Board, lead discussions of strategic issues for the Company, and work with the Board to define its structure and activities in fulfillment of its responsibilities. As our Chief Executive Officer and President, Eric P. Sills will focus on the day-to-day operations of our business and the implementation of our business strategy to achieve our annual and long-term strategic, financial, organizational and management goals.

In addition, we believe that the use of a Presiding Independent Director (currently William H. Turner) will continue to be an important aspect of our board leadership structure as it provides independent oversight of management. The Presiding Independent Director approves Board agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as the quality, quantity and timeliness of information sent to the Board. The Presiding Independent Director also serves as the principal liaison between the Executive Chairman and the independent directors and presides at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors. The Presiding Independent Director has the authority to call meetings of the independent directors and retain outside counsel and other advisors to the extent necessary in the conduct of his duties and responsibilities. The Presiding Independent Director is expected to foster a cohesive Board that cooperates with the Executive Chairman and Chief Executive Officer towards the ultimate goal of creating stockholder value. The Presiding Independent Director is nominated by the Nominating and Corporate Governance Committee and approved by the independent directors of the Board every year, but a director may serve for one or more terms as Presiding Independent Director at the discretion of the Nominating and Corporate Governance Committee. A copy of the charter of the Presiding Independent Director can be viewed at www.smpcorp.com under “Investor Relations─Governance Documents.”

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company. In addition, the Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies as well as to consider what level of risk is appropriate for the Company.

The involvement of the Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. As part of its risk oversight function, the Board reviews risk throughout the business, focusing on financial risk, legal/compliance risk and operational/strategic risk.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition to setting compensation, the Compensation and Management Development Committee strives to create incentives that encourage a level of risk-taking behavior that is consistent with the Company’s business strategy.

Communications to the Board

Stockholders and other interested parties may communicate with the Board or individual directors, including the Presiding Independent Director, pursuant to the procedures established by the Nominating and Corporate Governance Committee from time to time. Correspondence intended for the Board or an individual director should be sent to the attention of the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101, who will forward it to the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.

Corporate Code of Ethics

The Board of Directors of the Company has adopted a Corporate Code of Ethics to: (1) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest; (2) promote full, fair, accurate, timely and understandable disclosure; (3) promote compliance with applicable laws and governmental rules and regulations; (4) ensure the protection of the Company’s legitimate business interests, including business opportunities, assets and confidential information; and (5) deter wrongdoing. Our Corporate Code of Ethics is available at www.smpcorp.com under “Investor Relations─Governance Documents.”

Director Independence

The Board has affirmatively determined that each member of the Board and Committees of the Board, other than Lawrence I. Sills, Eric P. Sills and John P. Gethin, is independent. The Board made such determination based upon the definitions and criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members. In that regard, the Board considered whether any director has, or has had in the most recent three years, any material relationships with the Company, including any affiliation with our independent auditors. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation or family relationship.

Director Compensation

The following table sets forth the compensation paid by the Company to our non-employee directors in 2015.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
William H. Turner	$110,000	$90,070	$ ─	$200,070
Pamela Forbes Lieberman	90,000	90,070	10,739	190,809
Frederick D. Sturdivant	90,000	90,070	10,739	190,809
Roger M. Widmann	90,000	90,070	678	180,748
Richard S. Ward	82,000	98,070	─	180,070
Joseph W. McDonnell	80,000	90,070	─	170,070
Alisa C. Norris	80,000	90,070	─	170,070
Arthur S. Sills*	15,000	─	20,237	35,237

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Peter J. Sills*	15,000	─	13,314	28,314

*	Arthur S. Sills and Peter J. Sills served as directors until their retirement in March 2016.

(1)	Includes (a) the cash portion of the annual retainer paid to independent directors, and (b) the annual retainer paid to each Chairperson of our Board Committees and to our Presiding Independent Director.

(2)	Represents the grant date fair value of (a) the Company Common Stock awarded to our independent directors as part of their annual retainer, and (b) shares of restricted stock granted to each independent director.

The grant date fair value of stock awards is computed in accordance with ASC Topic 718. For a discussion of the valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The number of shares of Common Stock covered by outstanding (unvested) stock awards held by each independent director at December 31, 2015 are set forth below:

Name	Outstanding (Unvested) Restricted Stock Awards
William H. Turner	1,000
Pamela Forbes Lieberman	1,000
Joseph W. McDonnell	1,000
Alisa C. Norris	1,000
Frederick D. Sturdivant	1,000
Richard S. Ward	1,000
Roger M. Widmann	1,000

No directors held option awards outstanding at December 31, 2015.

(3)	Represents the applicable COBRA premiums for medical, dental and vision insurance plan coverage provided to any director less contributions paid by such director.

For 2015, the annual cash retainer paid to each independent director was $80,000, of which any portion can be taken in Company Common Stock at the discretion of the director. For 2015, each affiliated outside director was entitled to receive an annual cash retainer of $15,000. In 2015, Mr. Ward elected to receive $8,000 of his cash retainer in Company Common Stock, which is included in the figure for him in the “Stock Awards” column in the Director Compensation table above.

In addition, in 2015, each independent director received an award of Common Stock valued at $55,000, based on the fair market value of the Company’s Common Stock as of the date of issuance, and a restricted stock award under the 2006 Omnibus Incentive Plan covering 1,000 shares of Common Stock with a grant date fair market value of $35.07, for a total of $35,070. These amounts are included in the “Stock Awards” column in the Director Compensation table above. The restricted stock awards granted to our independent directors vest one year after the grant date, so long as the director remains continuously in office. In the event of a merger of the Company or sale of all or substantially all of the Company’s assets, vesting of all of the shares of restricted stock will accelerate, and such shares will become fully vested. Independent directors were also eligible to receive other types of awards under our 2006 Omnibus Incentive Plan, but such awards were discretionary.

In 2015, William H. Turner received additional annual retainers of $20,000 and $10,000 for his services as our Presiding Independent Director and Chairman of the Audit Committee, respectively. Pamela Forbes Lieberman and Frederick D. Sturdivant (Co-Chairpersons of the Strategic Planning Committee), Richard S. Ward (Chairman of the Nominating and Corporate Governance Committee), and Roger M. Widmann (Chairman of the Compensation and Management Development Committee) each received an additional annual retainer of $10,000 for their services as Chairperson or Co-Chairperson of their respective Committee. In addition, Pamela Forbes Lieberman, Arthur S. Sills, Peter J. Sills, Frederick D. Sturdivant and Roger M. Widmann were covered under the Company’s medical, dental or vision plans.

Lawrence I. Sills, serving as our Chief Executive Officer during fiscal year 2015, received no payment for the fulfillment of his directorial responsibilities (see the Summary Compensation Table for disclosure regarding Lawrence Sills’ executive officer compensation).

In 2015, the Nominating and Corporate Governance Committee engaged the consulting firm, Chernoff Diamond & Co., LLC, to conduct a study of director compensation utilizing comparable peer groups to benchmark the Company’s director compensation program. Based on the results of this study and other available information, the Committee determined that our director compensation program, as described above, is reasonable and appropriate, and recommended to the Board that it continue without modification. Prior to the engagement, the Committee considered factors that could affect the independence of Chernoff Diamond & Co., LLC, including any business or personal relationships between the consultant and the members of the Committee, and the fact that the consultant provides no services to the Company other than that which it provides under its engagement with the Committee. Based on this review, the Committee determined that the engagement would not create any conflicts of interest.

Policy on Poison Pills

The Company does not have a poison pill and is not presently considering the adoption of such a device. If the Company were ever to adopt a stockholder rights agreement, the Company would seek prior stockholder approval, unless due to time constraints or other reasons, the Board, in the exercise of its fiduciary responsibilities, determines that it would be in the best interests of stockholders to adopt a stockholder rights agreement before obtaining stockholder approval. If the Board were ever to adopt a stockholder rights agreement without prior stockholder approval, the Board would submit such agreement to stockholders for ratification within one year.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation and Management Development Committee during 2015 were independent directors, and none of them were employees or former employees of the Company. During 2015, no executive officer of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on the Company’s Compensation and Management Development Committee or Board of Directors.

Management Information

All of our officers are appointed by our Board of Directors. The following table sets forth information about our officers as of the date of this Proxy Statement:

Lawrence I. Sills Executive Chairman of the Board Age 76
Mr. Sills has served as our Executive Chairman of the Board since March 2016, and as a director of the Company since 1986. Mr. Sills has also served as our Chairman of the Board from December 2000 to March 2016, Chief Executive Officer from December 2000 to March 2016, our President and Chief Operating Officer from 1986 to 2000, and our Vice President of Operations from 1983 to 1986. Mr. Sills is the father of Eric P. Sills, a director of the Company and our Chief Executive Officer and President. Mr. Sills holds an MBA from Harvard Business School and a BA from Dartmouth College.

Eric P. Sills Director, Chief Executive Officer, President & Member of the Office of Chief Executive Age 47
Mr. Sills has served as our Chief Executive Officer and as a director of the Company since March 2016, and as our President since February 2015.  Prior to serving as our President, Mr. Sills served as our Vice President Global Operations from January 2013 to February 2015, and our Vice President Engine Management Division from 2006 to January 2013. From 1991 to 2006, Mr. Sills served in various capacities in our Company, including as General Manager, LIC Operations, Director of Product Management, and Plant Manager, Oxygen Sensor Business Unit. He is the son of Lawrence I. Sills. Mr. Sills has completed an Advanced Management program at Harvard Business School, and holds an MBA from Columbia University and a BA from Bowdoin College.

James J. Burke Executive Vice President Finance, Chief Financial Officer & Member of the Office of Chief Executive Age 60
Mr. Burke has served as our Executive Vice President Finance since March 2016 and our Chief Financial Officer since 1999. Prior to his appointment as our Executive Vice President Finance, Mr. Burke served as our Vice President Finance from 1999 to March 2016, our Director of Finance and Chief Accounting Officer from 1998 to 1999, and our Corporate Controller from 1993 to 1997. Mr. Burke has completed an Executive Education program at Ross School of Business, University of Michigan, and holds an MBA from University of New Haven, and a BBA from Pace University.

Dale Burks Executive Vice President and Chief Commercial Officer & Member of the Office of Chief Executive Age 56
Mr. Burks has served as our Executive Vice President and Chief Commercial Officer since March 2016. Prior to his current appointment, Mr. Burks has served as our Vice President Global Sales and Marketing from January 2013 to March 2016, our Vice President Corporate Sales and Marketing from November 2011 to January 2013, our Vice President Temperature Control Division from 2006 to November 2011, our General Manager – Temperature Control Division from 2003 to 2006, and in various capacities throughout our Company from 1984 to 2003, including as our Director – Sales & Marketing, Regional Manager and Territory Manager. Mr. Burks has completed Executive Education programs at Ross School of Business, University of Michigan, and Kellogg School of Management, Northwestern University, and holds a BS from Oregon State University.

Carmine J. Broccole Senior Vice President General Counsel & Secretary Age 50
Mr. Broccole has served as our Senior Vice President General Counsel since March 2016 and as our Secretary since 2006.  Mr. Broccole has also served as our Vice President General Counsel from 2006 to March 2016, and as our General Counsel from 2004 to 2006. Prior to such time, Mr. Broccole was a Partner of Kelley Drye & Warren LLP. Mr. Broccole holds a JD from Stanford Law School and a BA from Cornell University, and is a member of the Bars of New York and California.

Ray Nicholas Vice President Information Technology & Chief Information Officer Age 52
Mr. Nicholas has served as our Vice President Information Technology since 2006 and as our Chief Information Officer since February 2013. From 1990 to 2006, Mr. Nicholas served as the Manager and Director of Information Systems for our Temperature Control Division. Mr. Nicholas completed the Automotive Aftermarket Professional program at University of the Aftermarket, Northwood University, and an Executive Education program at University of Virginia, Darden School of Business, and holds a BS from Northeast Louisiana University.

Thomas S. Tesoro Vice President Human Resources Age 61
Mr. Tesoro has served as our Vice President Human Resources since 2006. From 1999 to 2006, Mr. Tesoro served as Senior Vice President of Human Resources for Vertrue Inc. Prior to such time, he served in a variety of senior human resources related positions for a number of Fortune 500 companies. Mr. Tesoro holds a JD from Fordham University School of Law and a BS from Fordham University, and is a member of the Bar of New York.

William J. Fazio Chief Accounting Officer Age 61
Mr. Fazio has served as our Chief Accounting Officer since 2008. From 2007 to 2008, Mr. Fazio served as our Director, Corporate Accounting. From 2001 to 2007, he served as the Corporate Controller and Chief Accounting Officer of Hexcel Corporation. Prior to that time, Mr. Fazio served as Vice President, Controller of Kodak Polychrome Graphics. Mr. Fazio holds an MBA from Hofstra University and a BS from St. John’s University. Mr. Fazio is also a Certified Public Accountant.

Erin Pawlish Treasurer Age 40
Ms. Pawlish has served as our Treasurer since November 2015. Prior to her appointment as our Treasurer, Ms. Pawlish served as our Financial Director from January 2013 to November 2015, and as a Senior Manager at KPMG LLP from September 1998 to December 2012. Ms. Pawlish holds a BBA from Pace University. Ms. Pawlish is also a Certified Public Accountant.

Office of Chief Executive

The Company has established the Office of Chief Executive to strengthen the executive management structure of the Company. The Office of Chief Executive is primarily responsible for the development of policy, strategy and quality assurance, and the provision of leadership. Its functions also include: (a) supporting and providing timely and quality advice to the Chief Executive Officer; (b) promoting the policies of the Company; and (c) improving communications between management, customers, the Board and stockholders. The Office of Chief Executive is comprised of: (1) Eric P. Sills, our Chief Executive Officer and President; (2) James J. Burke, our Executive Vice President Finance and Chief Financial Officer; and (3) Dale Burks, our Executive Vice President and Chief Commercial Officer.

Compensation Discussion and Analysis

Overview

In this section of our Proxy Statement, we discuss the material components of our compensation program for our “named executive officers.” Under SEC rules, our named executive officers for fiscal year 2015 were: Lawrence I. Sills, Executive Chairman and former Chief Executive Officer; John P. Gethin, former Chief Operating Officer; Eric P. Sills, Chief Executive Officer and President; James J. Burke, Executive Vice President Finance and Chief Financial Officer; Dale Burks, Executive Vice President and Chief Commercial Officer; and Carmine J. Broccole, Senior Vice President General Counsel and Secretary.

In this section of our Proxy Statement, we also discuss: (a) our financial and business performance for fiscal year 2015 and its impact on our decisions relating to executive compensation; (b) the primary responsibilities of our Compensation and Management Development Committee (referred to as our “Compensation Committee”); (c) our executive compensation philosophy and the overall objectives of our executive compensation program; (d) the process followed by our Compensation Committee in arriving at specific compensation policies and decisions; (e) the various components of our compensation package and the reasons that we provide each component; (f) the factors considered by our Compensation Committee in arriving at its compensation decisions for 2015; and (g) some additional compensation-related topics.

The Compensation Committee is comprised exclusively of independent directors. In performing its duties, the Compensation Committee may, in its discretion, solicit the input of any of our executive officers (including our Chief Executive Officer), any of our other employees, or any independent consultant or advisor.

Summary of 2015 Financial and Business Performance

Our net sales for 2015 were $972 million, compared to $980.4 million in 2014; our gross margins, as a percentage of consolidated net sales, were 28.9% and 29.5% in each of 2015 and 2014; and our net earnings for 2015 were $46 million, compared to $43 million in 2014. Our financial results in 2015 and 2014 were impacted by several one-time items that were non-operational in nature. The Compensation Committee considered these factors in determining the total compensation paid to our named executive officers in 2015, as compared to 2014.

2015 Executive Compensation Actions

Our Compensation Committee took into account a number of factors in determining executive compensation for 2015, including our financial and business results, individual performance and competitive data. In light of these considerations, the Compensation Committee made the following executive compensation decisions in fiscal year 2015:

•
Established fiscal year 2015 management performance, or management by objective (“MBO”), goals under our annual cash incentive bonus plan, including the following growth strategies: (a) strategic acquisitions to generate new business in targeted markets, and (b) enhancing sales efforts to generate new business in the aftermarket, OE/OES and export markets.

•	Awarded base salary pay increases to our named executive officers that reflected the individual performance and, in some cases, increased responsibilities of our executives.

•	Approved annual cash incentive awards in the amount of 123% of target levels, reflecting the achievement of management performance, or MBO, goals.

•
Granted annual awards of restricted stock and performance shares to our named executive officers that were consistent with our compensation philosophy and the Compensation Committee’s assessment of individual performance and expected future contributions.

•	Granted long-term restricted stock to certain of our named executive officers as a long-term retention tool.

We believe that our executive compensation program is reasonable, competitive and focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they successfully achieve strategic objectives. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of the Company. We have not engaged in any of the most frequently criticized pay practices such as re-pricing of stock options or SARs without stockholder approval, excessive perquisites or tax gross-ups, or agreements with change-in-control provisions unreasonably favorable to our executives. Our executive compensation policies have enabled the Company to attract and retain talented and experienced executives and have benefited the Company over time. We believe that the compensation earned by each of our named executive officers in 2015 was reasonable and appropriate and aligned with the Company’s financial results and achievement of the objectives of our executive compensation program.

Say-on-Pay Vote

In compliance with the Dodd-Frank Act, we included a non-binding, advisory stockholder vote in our 2015 Proxy Statement to approve the compensation paid to our named executive officers in 2014 (referred to as a “say-on-pay” vote).

Our say-on-pay proposal was approved by approximately 98% of the votes cast at our 2015 annual meeting of stockholders. The Compensation Committee views this result as confirmation that our compensation program, including our emphasis on pay-for-performance, is structured and designed in alignment with shareholder interests. We will continue to emphasize pay-for-performance alignment, and our compensation program for the named executive officers reflects this philosophy.

Because our stockholders expressed a preference for an annual say-on-pay vote, our stockholders have the opportunity at our 2016 Annual Meeting to vote on a non-binding, advisory basis, to approve the compensation paid to our named executive officers in 2015.

Primary Responsibilities of our Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing the overall goals, policies, objectives and structure of our executive compensation and benefit programs and assessing whether any of the components thereof may present unreasonable risks to the Company;

•	approving the compensation packages of the Company’s Chief Executive Officer and our other executive officers; and

•	administering our equity incentive plans.

Compensation Philosophy and Primary Objectives

Philosophy.    The Compensation Committee is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Compensation Committee believes that the compensation paid to executives should be structured to provide our executives with meaningful rewards, while maintaining alignment with stockholder interests, corporate values and management’s strategic initiatives.

In accordance with this philosophy, the Compensation Committee believes that the executive compensation program should consist of a mix of base salary, annual cash incentive compensation, long-term incentive compensation (that may include cash or equity components, in the Compensation Committee’s discretion), perquisites and other benefits.

The Compensation Committee uses its judgment and discretion in establishing compensation and strives to avoid the use of highly leveraged incentives that may drive overly risky short-term behavior on the part of executives. Our equity programs, combined with our executive share ownership requirements, reward long-term stock performance. In particular, our contingent performance share awards, which vest only at the end of a three-year performance period, reward longer-term financial and operating performance.

Objectives.      The Compensation Committee generally considers the following objectives in establishing compensation programs and setting pay levels:

•	providing the Company with the ability to attract, motivate and retain exceptional talent whose abilities and leadership skills are critical to the Company’s long-term success;

•	maintaining a significant portion of each executive’s total compensation at risk, tied to achievement of annual and long-term strategic, financial, organizational and management performance goals, that are intended to improve stockholder return;

•	providing variable compensation incentives directly linked to the performance of the Company and improvement in stockholder return so that executives manage from the perspective of owners with an equity stake in the Company;

•	ensuring that our executives hold Company Common Stock to align their interests with the interests of our stockholders; and

•	ensuring that compensation and benefit programs are both fair and competitive in consideration of each executive’s level of responsibility and contribution to the Company and reflect the size and financial resources of the Company in order to maintain long-term viability.

Compensation Process

How We Set Compensation.    On an annual basis, the Compensation Committee reviews and approves the compensation of our named executive officers, including the amounts of salary, cash incentive awards and equity-based compensation provided to each executive. In determining total executive compensation packages, the Compensation Committee generally considers various measures of Company and industry performance including revenue, operating income, gross margin and total stockholder return. The Compensation Committee does not assign these performance measures relative weights. The Compensation Committee considers these performance measures as good indicators of Company performance and exercises its business judgment in determining compensation after considering all of these measures, collectively, as well as taking into account the market data and peer group information discussed below.

The Compensation Committee also evaluates the total compensation of each executive, and each element of compensation separately, to ensure that it will be effective in motivating, retaining and incentivizing the executive. The Compensation Committee’s evaluation takes into consideration, among other factors, each executive’s individual performance, both in general and against specific goals and targets established for the executive, and the desire to maintain internal pay equity and consistency among our executives.

Our named executive officers generally participate in the same executive compensation plans and arrangements available to our other executive officers; however, the contingent annual cash incentive awards and performance share awards utilize targets that are based upon the Company’s achievement of short-term and long-term strategic goals.

The Compensation Committee divides executive officers into three separate categories for the purposes of establishing the levels of cash and equity incentive awards. Each category consists of one or more officers who are grouped together for incentive compensation purposes and receive the same target incentive awards. For example, with respect to our annual restricted stock awards in 2015, our former Chief Executive Officer was in the first category; our former Chief Operating Officer and Chief Financial Officer were in the second category; and our other executives were in the third category. One purpose of the categories is to equalize incentive opportunities for individuals with similar levels of responsibility. This practice is intended to improve internal pay equity among our executives. Considerations of internal pay equity among executives are also factored into the Compensation Committee’s consideration of the market data and peer group information discussed below with respect to base salary and target bonus compensation.

Benchmarking. In establishing total compensation for our executives, the Compensation Committee generally targets the median of the market, which it considers to be equivalent to the domestic market for executive talent within US industrial companies with gross revenues in the approximate range of $500 million to $1 billion. Our Vice President Human Resources conducts periodic benchmark reviews within the above-referenced market of the aggregate level of executive compensation, as well as the mix of elements used to compensate executive officers at such companies, and provides this market data to the Compensation Committee for its consideration. The Compensation Committee believes that compensation targeted at the median of the market reflects consideration of our stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals.

In addition, the Compensation Committee also reviews the practices of specific peer group companies to compare the Company’s compensation programs with other manufacturing companies of comparable size and stature. Our Chief Executive Officer and other members of management provide input on the selection of the peer group companies, and the Compensation Committee makes the final determination of which companies to include. Executive compensation information for the market data and peer group companies is compiled by management from proxy statements and other public filings, as well as surveys and other databases to which we subscribe, such as those from Aon Hewitt and ADP. The Compensation Committee may, from time to time, engage an independent consultant to establish comparable peer groups to benchmark the Company’s executive compensation program. However, the Compensation Committee did not engage an independent consultant to review executive compensation in 2015.

Our Compensation Committee believes that benchmarking is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with both our employees and our stockholders. The Compensation Committee also reviews this information for context and a frame of reference for decision-making; but it is not the sole source of information on which executive compensation is determined. Other factors such as internal equity, individual and business performance, and the perceived degree of alignment between the job duties of our executive with the benchmark job description to which his or her compensation is being compared are also considered.

Role of Management.  The Compensation Committee seeks and considers input from senior management in many of its decisions. Annually, our Chief Executive Officer and our Vice President Human Resources review with the Compensation Committee annual salary, annual incentive plan targets and long-term incentive compensation for each of our executives (excluding the CEO). In addition, following the end of each fiscal year, our Chief Executive Officer evaluates each executive officer’s performance for the prior fiscal year (other than his own performance) and discusses the results of his evaluations with the Compensation Committee. Other members of the Office of Chief Executive also assist in the evaluations for those officers reporting to them. In addition to considering an individual’s attainment of the business goals and objectives established for him or her by the Compensation Committee for the prior year, the Chief Executive Officer’s evaluation of each executive officer’s performance may be based in part upon subjective factors, including the Chief Executive Officer’s evaluation of the contributions made by the executive officer to the Company’s overall results and achievement of its strategic goals. These evaluations include consideration of the level of responsibility of each executive officer and the percentage of total Company revenue and/or expense that each individual officer is responsible for, where applicable. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary and incentive plan targets as part of the compensation package for each executive officer (other than himself) for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines the compensation for all executive officers for the next fiscal year, considering the recommendations from the Chief Executive Officer, as well as the benchmark and peer group information described above and any other information available to it that it considers relevant. The Compensation Committee discusses the recommendations of the Chief Executive Officer in executive session without any members of management present and may modify the Chief Executive Officer’s recommendations when approving final compensation packages.

Tally Sheets. When reviewing executive compensation, the Compensation Committee has historically reviewed management-provided materials which highlight the base salary, target cash incentive award, and actual cash incentive award to each of our executive officers for prior fiscal years. The Compensation Committee uses this information to review compensation trends, to compare increases or decreases year over year, and to ensure that compensation decisions are made with a view to the total compensation package awarded to each executive officer over time. No specific weight is assigned by the Compensation Committee to the tally sheets or any specific items which may appear on such tally sheets.

Risk Management Considerations. As mentioned earlier, the Compensation Committee strives to avoid the use of highly leveraged incentives that may drive overly risky short-term behavior on the part of executives. The Compensation Committee structures our cash incentive awards and equity incentive awards as highlighted below to promote the creation of long-term value and discourage behavior that may lead to excessive risk:

•	The Company’s annual Economic Value Added (“EVA”) cash incentive award (as more fully described under “Elements of Compensation – Annual Cash Incentive Awards” below) is designed to align executive compensation to continuous improvements in corporate performance and increases in stockholder value. EVA is calculated based on the year-to-year difference in net operating profit after tax, less a charge for the cost of capital. Cash incentive awards under this program are tied to EVA, such that increasing EVA year over year, which is favorable for the Company’s stockholders, are also made favorable for those executives whose compensation is based on EVA. In addition, an executive’s EVA cash incentive award is capped on an annual basis at 200% of the applicable target, no matter how much financial performance exceeds the range established for the award, thereby limiting the incentive for excessive risk-taking. However, any EVA cash incentive award in excess of the 200% target may be carried forward into the following year, subject to the risk of forfeiture depending upon the following year’s EVA performance. In addition, since cash incentive awards tied to EVA are based on overall corporate performance, rather than individual performance, the ability of an individual executive to increase his own compensation through excessive risk taking is constrained.

•	EVA awards represent 70% of an executive’s total potential cash incentive awards in any year. Individual performance, or management by objective bonuses (“MBO”, as more fully described under “Elements of Compensation – Annual Cash Incentive Awards” below), which are based upon the achievement of individual goals and objectives, and thus are more susceptible to individual risk taking, represent only 30% of an executive’s total potential cash incentive awards, thus reducing the incentive for any executive to take excessive risks.

•	The measures used to determine whether performance share awards vest are based on at least three years of financial performance. The Compensation Committee believes that the longer performance period encourages executives to attain sustained performance over several years, rather than performance in a single annual period.

•	Restricted stock awards generally vest at the end of a three year or longer period and an executive must hold any vested restricted stock for an additional two year period following vesting pursuant to the terms of our Stock Ownership Guidelines, thereby encouraging executives to look to long-term appreciation in equity values.

Elements of Compensation

Base Salary. The Compensation Committee generally reviews base salaries for executive officers at the beginning of each fiscal year. Annual salary is based upon an evaluation of each individual’s performance, an executive’s level of pay compared to that for similar positions at peer group companies, the responsibilities of the position, the experience of the individual, internal pay equity considerations, and Company performance. Base salaries may also be adjusted at the time of a promotion, upon a change in level of responsibilities, or when competitive circumstances may require review.

We believe that our base salaries are an important element of our executive compensation program because they provide our executives with a steady income stream that is not contingent upon our overall performance or stockholder return. We believe that maintaining base salary amounts generally in the median to 75% range of our peer group minimizes competitive disadvantage, while avoiding paying amounts in excess of what we believe to be necessary to motivate executives to meet corporate goals.

Annual Cash Incentive Awards. The Compensation Committee utilizes annual cash incentive awards to reward each of our executive officers when the executive officer achieves certain individual performance objectives (or MBO goals), and when we achieve certain company-level financial objectives under our EVA program. Our annual cash incentive awards are designed to more immediately reward our executives for their performance during the most recent year. We believe that the immediacy of these cash awards, in contrast to our equity awards which vest over a three year or longer period of time, provide a significant incentive to our executives to achieve their respective individual objectives and, thus, our company-level objectives. We believe our cash awards are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

Our cash incentive awards utilize a target that is a percentage of each executive officer’s total cash compensation for the fiscal year. The target is set at levels that are approximately 26% - 44% of an executive’s expected total cash compensation for the year. They are set at levels which, assuming achievement of 100% of the applicable target amount, the Compensation Committee believes are likely to result in an annual cash award at or near the median for target cash awards in the market. Actual awards may be higher or lower, however, based upon the degree of achievement of MBO and EVA goals.

MBO.   At the beginning of each year, the Compensation Committee reviews and approves a detailed set of individual MBO goals for each executive (which are generally aligned with the Company’s short-term and long-term strategic goals) initially prepared by management. At the beginning of the following year, the Compensation Committee determines, in its discretion, with the input of the Chief Executive Officer, the level of achievement of each MBO goal by each executive during the prior year and the percentage of the target MBO award earned by each executive. The target MBO award represents 30% of an executive’s total target cash incentive award for the applicable year.

EVA.    With respect to company-level financial objectives, the Company utilizes an EVA-based cash incentive award program to align closely executive compensation to continuous improvements in corporate performance and increases in stockholder value. We believe that the principles of an EVA program have a better statistical correlation with the creation of value for stockholders than a cash incentive program based on performance measures such as return on capital, return on equity, growth in earnings per share, and growth in cash flow. EVA measures the year-over-year difference in net operating profit after tax, less a charge for the cost of capital. EVA recognizes the productive use of capital assets and, therefore, wise, responsible decision-making regarding capital investments. Increasing EVA year over year will be favorable for the Company’s stockholders as well as for those executives whose compensation is based on EVA. The target EVA award represents 70% of an executive’s total target cash incentive award for the applicable year.

Depending on the Company’s financial plan for the year, the Board of Directors may modify the EVA target amounts that are used to determine whether our executive officers achieve a threshold 100% payout and a maximum 200% payout of the EVA award.

In addition, in order to promote longer-term stockholder improvement and to keep part of an executive’s cash incentive award at risk, the EVA award is capped on an annual basis at 200% of the applicable target. To the extent that an executive could have received an EVA award in excess of the cap, the excess EVA amounts are carried forward into the next year’s calculation of an executive’s EVA award. However, any EVA award that is carried forward is subject to risk of forfeiture depending upon the following year’s EVA performance.

Long-Term Equity Incentive Programs. As part of the Company’s compensation program, the Compensation Committee grants equity awards to the Company’s executive officers. We believe that equity awards provide our executive officers with a strong link to our long-term performance goals, create an ownership culture, and closely align the interests of our executive officers and our stockholders. In addition, the vesting feature of our equity awards is designed to aid officer retention because this feature provides an incentive to our executive officers to remain in our employ throughout the vesting period, which is typically three years or longer. In determining the size of equity awards to our executive officers in 2015, the Compensation Committee awarded different amounts to: (a) our former Chief Executive Officer, (b) our former Chief Operating Officer and Chief Financial Officer, and (c) our other executives, in recognition of their differing levels of responsibility. The specific amounts awarded were based on recommendations of management, but the Compensation Committee had discretion to award different amounts. The Compensation Committee may also consider our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the applicable executive officer, the vesting of such prior awards, and the recommendations of management and any other advisor that the Compensation Committee may choose to consult.

Our primary form of equity compensation consists of restricted stock awards and performance share awards. We believe that these awards provide a motivating form of incentive compensation, while permitting us to issue fewer shares than stock options. Because shares of restricted stock have a defined value at the time the restricted stock awards are issued, restricted stock awards are often perceived as having more immediate value than stock options, which have a value less easily determinable when issued. In addition, we provide performance shares to our executive officers because we believe that their contributions to the Company have a direct relationship to the achievement of the Company’s strategic goals.

We grant our executive officers two types of restricted stock (standard awards and long-term retention awards) and performance shares generally once per year at a regularly scheduled meeting of the Board. If approved by our stockholders, our 2016 Omnibus Incentive Plan will also permit, similar to our 2006 Omnibus Incentive Plan, awards of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, and other stock-based awards to our officers, directors, employees and consultants. However, our Compensation Committee currently intends to grant only restricted stock and performance shares under the 2016 Omnibus Incentive Plan.

Each standard restricted stock award issued under our 2006 Omnibus Incentive Plan is subject to a three year vesting period. Each long-term retention restricted stock award issued under our 2006 Omnibus Incentive Plan is subject to an incremental vesting period based upon the participant reaching the age of 60 (25% vests), 63 (25% vests) and 65 (balance vests). If an executive officer ceases employment before the end of any vesting period, he or she forfeits the entire unvested portion of the restricted stock award. Restricted stock awards may become immediately vested in full in the event of death, retirement at or after age 65, total disability (as determined by the Compensation Committee in its sole discretion), or upon a “change in control” of the Company. Grants of long-term retention restricted stock awards to participants over the age of 65 are subject to a one year vesting period.

We also award our executive officers performance shares in amounts comparable to the number of shares of standard restricted stock awards issued to such executives, although the actual number of performance shares ultimately issued to an executive may be higher or lower, depending upon the level of achievement of the applicable performance goals. In order for the performance shares to vest, the Company must achieve a certain level of earnings from continuing operations before taxes, excluding special items, on a cumulative basis for the three-year performance period covered by the award. A new performance period begins each January 1 and ends three years later on December 31. As a result, up to three performance periods may overlap in any given year. The level of earnings from continuing operations is tied to financial goals contained in the Company’s three-year strategic plan, which is updated annually and approved by our Board. The Compensation Committee selected this performance measure because improvement in earnings from continuing operations is a key strategic focus for the Company and is believed to help the Company achieve higher margins, stronger cash flow and debt reduction.

The performance share awards are subject to a three-year vesting period. If an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award is forfeited. The performance goals are scaled so that the recipient can receive part of an award in the event that acceptable, but not the desired, results are achieved.

It is our policy to ensure that we do not grant equity awards in connection with the release, or the withholding, of material non-public information, and that the grant value of all equity awards is equal to the fair market value on the date of grant.

SERP.  The Company has established a Supplemental Executive Retirement Plan for our executive officers (and other eligible employees). The purpose of this plan is to enable the executive officers to supplement their benefits under the Company’s Profit Sharing 401(K) Capital Accumulation Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. Eligible employees may irrevocably elect to defer receipt of a portion of their annual base salary and annual bonus payments earned in that plan year up to a maximum of 50% of their annual base salary and 100% of their annual bonus payments. In addition, the Company generally makes an annual cash contribution into the SERP on behalf of each participant.

Supplemental SERP.  The Company maintains an unfunded Supplemental SERP. The benefits under this plan are in addition to any benefits payable to participants under the Company’s Profit Sharing 401(K) Capital Accumulation Plan and SERP. In October 2015, upon attaining 60 years of age, James J. Burke, our Executive Vice President Finance and Chief Financial Officer, received a payment of $7,610,354 representing payment in full of his benefit under the Supplemental SERP. See the Pension Benefits for 2015 table below for additional information. The Company has no further obligations to Mr. Burke under the Supplemental SERP. As of the date of this Proxy Statement, there are no participants in the Supplemental SERP.

ESOP.  Our executive officers are eligible to receive Company Common Stock pursuant to our Employee Stock Ownership Plan, which is available for all eligible employees. This stock grant plan gives our executives an opportunity to share directly in the growth of the Company through stock ownership. The Company’s stock contributions for a particular calendar year are made in the first quarter of such year. Under the plan, each participant is subject to a six year vesting schedule.

Retiree Medical Benefits. The Company provides a company-funded health reimbursement account for eligible retirees when they attain the age of 65. Of the named executive officers, Lawrence I. Sills, James J. Burke and Dale Burks are eligible to receive benefits under this plan upon retirement. No employee hired after January 1, 1995 is eligible under the plan. In May 2011, the Company announced that it intended to phase out the retiree medical benefits program at the end of 2016.

Compensation Actions in 2015

After careful analysis, the Compensation Committee determined to use the following companies for peer group comparisons in setting 2015 compensation:

Altra Industrial Motion Corp.	Keystone Consolidated Industries, Inc.
American Railcar Industries, Inc.	LB Foster Co.
CIRCOR International Inc.	Park-Ohio Holdings Corp.
Dorman Products, Inc.	Spartan Motors, Inc.
Drew Industries Inc.	Superior Industries International, Inc.
Insteel Industries, Inc.	Handy & Harman Ltd.

In determining executive compensation for 2015, our Compensation Committee evaluated and made its determinations in the context of the Company’s 2015 financial and business performance and the business conditions of the automotive aftermarket generally. The Compensation Committee also took into consideration each executive’s performance of their respective prior year’s MBO objectives and the Company’s ability to continue to make changes and introduce strategic initiatives critical to positioning the Company for future long-term growth.

Base Salary.   Based on the foregoing, in February 2015 the Compensation Committee approved salary increases for our executives for 2015. In addition, in view of the executives contributions to the Company as well as to motivate and assist in the retention of these individuals, in February 2016 the Compensation Committee raised the salaries of the following named executive officers to the levels indicated: Lawrence I. Sills, $400,000, Eric P. Sills, $560,000; James J. Burke, $555,000; Dale Burks, $475,000; and Carmine J. Broccole, $435,000.

Annual Cash Incentive Awards. For 2015, the Compensation Committee established, among other things, the following MBO goals for our named executive officers: (a) strategic acquisitions to generate new business in targeted markets, and (b) enhancing sales efforts to generate new business in the aftermarket, OE/OES and export markets. In February 2016, the Compensation Committee determined that the named executive officers had successfully attained their goals, and a result, the Compensation Committee authorized MBO cash incentive awards at percentages of 123% of the target amount for 2015.

For 2015, the Compensation Committee established a year-over-year improvement in EVA based on the Company’s forecasted financial goals. For 2015, due to the decreased net sales and net earnings and an increase in capital investments, the Company did not achieve its targeted year-over-year improvement, resulting in a 0% EVA bonus for our executives. Despite not achieving the EVA goals, the Compensation Committee approved a 25% EVA bonus for our executives, due to the executives’ contributions to improving the Company’s global sourcing and manufacturing efficiencies. The total amount of all cash incentive awards earned in 2015 is reflected in the Summary Compensation Table, which highlights a lower year-over-year bonus for our executives.

Restricted Stock Awards. In October 2015, the Compensation Committee awarded the following shares of restricted stock (standard awards): (a) 2,000 shares to Lawrence I. Sills, our former Chief Executive Officer; (b) 1,875 shares to each of John P. Gethin, our former Chief Operating Officer, and James J. Burke, our Chief Financial Officer; and (c) 1,250 shares to each of our other named executive officers. These restricted stock awards vest after three years. The amount of these restricted stock awards was based upon the Compensation Committee’s subjective evaluation of each executive’s contribution to the Company during 2015, as well as their respective levels of responsibility.

In addition, in October 2015 the Compensation Committee granted an additional award of 4,000 shares of restricted stock (long-term retention awards) to each of Eric Sills, Dale Burks and Carmine Broccole. These awards vest in increments when the executive reaches the ages of 60 (25% vests), 63 (25% vests) and 65 (balance vests), respectively. The Compensation Committee granted these restricted stock awards as a long-term retention tool and to incentivize executive performance through a long-term capital accumulation award.

Performance Share Awards. In October 2015, the Compensation Committee also awarded performance shares to our named executive officers with each receiving a targeted share amount equal to the number of shares of standard restricted stock awards issued to such executive, although actual award payouts may vary from 0% to 200% of the target award amount, depending upon the level of achievement of the performance goal for the three-year measurement period. In order for a named executive officer to receive an actual payout of all or a portion of the performance shares awarded to him in 2015, the Company must achieve  earnings from continuing operations before taxes, excluding special items, on a cumulative basis for the three year period from January 1, 2015 to December 31, 2017, of at least $227.1 million (i.e., the threshold amount), with a maximum award resulting from achievement of earnings from continuing operations of $340.6 million or more during the specified period.

In 2012, performance shares were awarded to each of our named executive officers in the same amounts as were awarded in 2015, as described above. In order for an executive to receive an actual payout of all or a portion of the 2012 performance shares, the Company needed to achieve earnings from continuing operations before taxes, excluding special items, on a cumulative basis for the three year period from January 1, 2012 to December 31, 2014, of at least $173.8 million (i.e., the threshold amount), with a maximum award resulting from achievement of earnings from continuing operations of $260.6 million or more during the specified period. At the end of the three-year period, the Company exceeded the threshold financial goal during the measuring period, resulting in the issuance of performance shares in 2015 at the payout level of 170.5%.

Clawback Policy

In March 2011, the Compensation Committee instituted a “clawback” policy with respect to incentive-based compensation. The clawback policy provides that, in the event of a restatement of the Company’s financial results due to a material noncompliance with any financial reporting requirements, the Compensation Committee is entitled to recover from current and former executive officers any incentive-based compensation that would not otherwise have been awarded to such persons under the as-restated financials during the three years preceding the date of the restatement. The Compensation Committee will reevaluate and, if necessary, revise the Company’s clawback policy to comply with the Dodd-Frank Act once the rules implementing the clawback requirements have been finalized by the SEC.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of our stockholders, we established stock ownership guidelines for our executive officers. Our stock ownership guidelines provide that executive officers are expected to own and hold a number of shares of Company Common Stock with a value that represents: (a) six times the base salary, with respect to our Executive Chairman of the Board and our Chief Executive Officer, (b) 100 percent of the base salary, with respect to any Executive Vice President, (c) 50 percent of the base salary, with respect to any Senior Vice President, and (d) 30 percent of their base salary, with respect to each of our other executive officers of the Company. Stock ownership levels are expected to be achieved by each executive officer within a period of time determined at the discretion of the Compensation Committee. We do not allow our executive officers to hedge the economic risk of their stock ownership. We also do not allow our executive officers to pledge their shares of Company Common Stock.

Our stock ownership guidelines also include a mandatory stock holding period policy which requires our executive officers to hold for a period of two years any stock acquired by them upon the exercise of stock options or lapse of restrictions on restricted stock or performance shares, net of the funds necessary to pay the exercise price of stock options or for payment of applicable taxes.

Termination-Based Compensation

In December 2001, we entered into change in control or severance agreements with John P. Gethin, our former Chief Operating Officer, and James J. Burke, our Executive Vice President Finance and Chief Financial Officer. Neither our Chief Executive Officer nor any of our other executive officers has a change in control or severance agreement. Mr. Gethin’s change in control or severance agreement terminated as of the date of his retirement in March 2016.

As discussed in more detail under “Severance and Change of Control Arrangements” below, Mr. Burke is entitled to severance and retention payments and continued health and life insurance coverage for a limited period of time, among other benefits, upon the termination of his employment pursuant to his Severance Compensation Agreement and Retention Bonus and Insurance Agreement.

The Compensation Committee initially adopted, and, with respect to Mr. Burke, has maintained, these agreements because the Compensation Committee believed that such arrangements protect the interests of these senior executives when a potential change of control could affect their job security. In addition, since the agreements mitigate any concern these executive officers may have in connection with a termination of their employment by us, or a potential loss of employment as a result of a change in control, they promote the interests of stockholders by assuring that these executive officers focus on evaluating opportunities that are in our best interests, without concentrating on individual personal interests, and stay committed to furthering our interests, even if we were to consider a transaction that resulted in a change of control.

In addition, as discussed in more detail under “Severance and Change of Control Arrangements” below, each of our executive officers are eligible to receive termination-related benefits under the Company’s Supplemental Executive Retirement Plan. As stated previously, our 2006 Omnibus Incentive Plan contains provisions that would accelerate the vesting of restricted stock upon certain events, including a change of control of the Company. We believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Compensation Committee’s preference to qualify its executives’ compensation for deductibility under applicable tax laws, but deductibility is only one of many factors taken into consideration. In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Perquisites and Other Benefits

We provide our executive officers certain perquisites and other benefits. We provide these benefits as an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. The primary perquisite for our executive officers is an allowance for leasing an automobile and reimbursement of related expenses. In addition, our executives are also offered broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, accidental death and dismemberment insurance, Profit Sharing 401(K) Capital Accumulation Plan, and ESOP.

Cautionary Statement

The information appearing in this Compensation Discussion and Analysis, and elsewhere in this Proxy Statement, as to performance metrics, objectives and targets relates only to incentives established for the purpose of motivating executives to achieve results that will help to enhance stockholder value. This information is not related to the Company’s expectations of future financial performance, and should not be mistaken for or correlated with any guidance that may be issued by the Company regarding its future earnings, free cash flow or other financial measures.

Report of the Compensation and
Management Development Committee

The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and that it be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation and Management Development Committee

Roger M. Widmann (Chairman)	Frederick D. Sturdivant
Pamela Forbes Lieberman	William H. Turner
Joseph W. McDonnell	Richard S. Ward
Alisa C. Norris

Executive Compensation and Related Information

The following table sets forth the annual compensation paid by the Company during fiscal years 2015, 2014 and 2013 to our “named executive officers.” Under SEC rules, our named executive officers were: Lawrence I. Sills, Executive Chairman and former Chief Executive Officer; John P. Gethin, former Chief Operating Officer; Eric P. Sills, Chief Executive Officer and President; James J. Burke, Executive Vice President Finance and Chief Financial Officer; Dale Burks, Executive Vice President and Chief Commercial Officer; and Carmine J. Broccole, Senior Vice President General Counsel and Secretary.

Summary Compensation Table for 2015

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)		All Other Compensation (4)	Total
Lawrence I. Sills	2015	$550,000	$118,720	$231,583	$	─	$70,448	$970,751
Former Chief Executive Officer &	2014	530,000	129,800	276,805		─	103,079	1,039,684
Executive Chairman of the Board	2013	518,000	125,560	686,640		─	95,071	1,425,271
John P. Gethin	2015	$430,000	$111,300	$125,327	$	─	$52,053	$718,680
Former Chief Operating Officer	2014	420,000	121,688	146,740		─	68,133	756,560
	2013	410,000	117,713	364,838		─	68,679	961,230
Eric P. Sills	2015	$450,000	$194,680	$100,807	$	─	$58,642	$804,129
Chief Executive Officer &	2014	435,000	227,975	113,390		─	71,167	847,532
President	2013	395,000	220,875	266,073		─	57,952	939,900
James J. Burke	2015	$540,000	$111,300	$182,542		$0	$84,707	$918,549
Executive Vice President Finance &	2014	520,000	121,688	210,105		1,415,326	111,945	2,379,063
Chief Financial Officer	2013	500,000	117,713	514,980		521,252	98,116	1,752,061
Dale Burks	2015	$450,000	$194,680	$100,807	$	─	$47,576	$793,063
Executive Vice President &	2014	435,000	227,975	113,390		─	61,649	838,014
Chief Commercial Officer	2013	420,000	220,875	283,239		─	48,697	972,811
Carmine J. Broccole	2015	$415,000	$194,680	$77,376	$	─	$48,370	$735,426
Senior Vice President	2014	395,000	227,975	85,185		─	58,083	766,243
General Counsel & Secretary	2013	380,000	220,875	228,345		─	52,813	882,033

(1)	The amounts in this column represent the grant date fair value of stock awards in the applicable year computed in accordance with ASC Topic 718 for restricted stock awards and performance share awards. The fair value of the performance share awards assumes the achievement of the target level of performance shares as the probable outcome. Assuming the achievement of the maximum level of performance shares, the above amounts for each person would be increased by the following fair value amounts in each of 2015, 2014, and 2013, respectively: (a) $59,360, $64,900, and $62,780 for Lawrence Sills; (b) $55,650, $60,844, and $58,856 for each of John Gethin and James Burke; and (c) $37,100, $40,563, and $39,238 for each of Eric Sills, Dale Burks and Carmine Broccole. The amounts listed in the table do not reflect whether the named executive officers have actually realized a financial benefit from these awards. For a discussion of the valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” below for more information regarding our stock awards. In accordance with SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions.

(2)	The amounts in this column constitute annual cash incentive awards. See “Grants of Plan-Based Awards” below for more information regarding annual incentive bonus awards.

(3)	We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. The amounts shown are attributable to the change in the actuarial present value of the accumulated benefit under our Supplemental SERP on a year-over-year basis. In October 2015, James Burke received a payout of his benefit under the Supplemental SERP. The Company has no further obligations to Mr. Burke under the Supplemental SERP. As of the date of this Proxy Statement, there are no participants in the Supplemental SERP. See “Compensation Discussion and Analysis” above and “Pension Benefits for 2015” below for additional information.

(4)	The amounts in this column represent (a) car allowances for leased automobiles, (b) Company contributions to the Profit Sharing 401(K) Capital Accumulation Plan, ESOP and SERP programs on behalf of the named executive officers, and (c) Company payments for life insurance premiums for Mr. Burke. The Company contributions that were earned in 2015 (but paid in March 2016) into the individual SERP accounts of Messrs. Lawrence Sills, John Gethin, Eric Sills, James Burke, Dale Burks and Carmine Broccole were $79,401, $43,562, $36,609, $64,323, $38,034 and $30,158, respectively. Excluding the SERP contributions, the amount attributable to each perquisite for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such officer.

The following table sets forth certain information with respect to stock awards granted to the named executive officers during 2015.

Grants of Plan-Based Awards for 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#) (3)	Grant Date Fair Value (4)
Lawrence I. Sills	10/13/15	─	─	─	1,000	2,000	4,000	─	$59,360
	10/13/15	─	─	─	─	─	─	2,000	59,360
		$0	$425,000	$850,000	─	─	─	─	─
John P. Gethin	10/13/15	─	─	─	938	1,875	3,750	─	$55,650
	10/13/15	─	─	─	─	─	─	1,875	55,650
		$0	$230,000	$460,000	─	─	─	─	─
Eric P. Sills	10/13/15	─	─	─	625	1,250	2,500	─	$37,100
	10/13/15	─	─	─	─	─	─	1,250	37,100
	10/13/15	─	─	─	─	─	─	4,000	120,480
		$0	$185,000	$370,000	─	─	─	─	─
James J. Burke	10/13/15	─	─	─	938	1,875	3,750	─	$55,650
	10/13/15	─	─	─	─	─	─	1,875	55,650
		$0	$335,000	$670,000	─	─	─	─	─

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#) (3)	Grant Date Fair Value (4)
Dale Burks	10/13/15	─	─	─	625	1,250	2,500	─	$37,100
	10/13/15	─	─	─	─	─	─	1,250	37,100
	10/13/15	─	─	─	─	─	─	4,000	120,480
		$0	$185,000	$370,000	─	─	─	─	─
Carmine J.Broccole	10/13/15	─	─	─	625	1,250	2,500	─	$37,100
	10/13/15	─	─	─	─	─	─	1,250	37,100
	10/13/15	─	─	─	─	─	─	4,000	120,480
		$0	$142,000	$284,000	─	─	─	─	─

(1)	Represents possible threshold, target and maximum payout levels for fiscal 2015 under our cash incentive MBO and EVA bonus programs. Bonuses paid to the named executive officers are dependent on the level of achievement of certain individual and company performance objectives. The actual bonuses paid to each named executive officer for 2015 are reported in the Summary Compensation Table for 2015 above. Additional information regarding our cash incentive bonus program is included in “Compensation Discussion and Analysis” above.

(2)	These columns reflect threshold, target and maximum payout levels for performance share awards granted under our 2006 Omnibus Incentive Plan. The performance share awards have a three year vesting period and performance target goals relating to the Company’s earnings from continuing operations before taxes, excluding special items, measured at the end of a three year period. To the extent that the Company does not achieve the threshold level of earnings before taxes at the end of the measuring period, these performance shares will not be issued. Performance shares were issued to the named executive officers in 2015 at a 170.5% payout level with respect to the performance share awards granted in 2012, because the Company achieved the applicable financial goals for the 2012-2014 measuring period. Holders of performance share awards are not entitled to stockholder rights, including voting rights or dividends. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award will be forfeited. Additional information regarding our 2006 Omnibus Incentive Plan is included in the “Compensation Discussion and Analysis” section above.

(3)	This column reflects the number of shares of both standard and long-term retention restricted stock awards issued under our 2006 Omnibus Incentive Plan. Shares of restricted stock have a three year or longer vesting period and are not entitled to dividends; however, holders of restricted stock are entitled to voting rights. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire unvested portion of the restricted stock award will be forfeited. See related discussion in “Compensation Discussion and Analysis” above. These awards are also described in “Outstanding Equity Awards at Fiscal Year-End” below.

(4)	The ASC Topic 718 per share value of the standard restricted stock and long-term retention restricted stock awards granted on October 13, 2015 is $29.68 per share and $30.12 per share, respectively.

The following table summarizes the equity awards that we have made to our named executive officers, which awards were outstanding as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End for 2015

		Stock Awards (1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Lawrence I. Sills	10/8/2013	2,000	$76,100	2,000	$76,100
	10/7/2014	2,000	$76,100	2,000	$76,100
	10/13/2015	2,000	$76,100	2,000	$76,100

		Stock Awards (1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
John P. Gethin	10/8/2013	1,875	$71,344	1,875	$71,344
	10/7/2014	1,875	$71,344	1,875	$71,344
	10/13/2015	1,875	$71,344	1,875	$71,344
Eric P. Sills	12/1/2010	5,000	$190,250	—	$—
	9/20/2011	5,000	$190,250	—	$—
	10/9/2012	5,000	$190,250	—	$—
	10/8/2013	1,250	$47,563	1,250	$47,563
	10/8/2013	5,000	$190,250	—	$—
	10/7/2014	1,250	$47,563	1,250	$47,563
	10/7/2014	5,000	$190,250	—	$—
	10/13/2015	1,250	$47,563	1,250	$47,563
	10/13/2015	4,000	$152,200	—	$—
James J. Burke	10/8/2013	1,875	$71,344	1,875	$71,344
	10/7/2014	1,875	$71,344	1,875	$71,344
	10/13/2015	1,875	$71,344	1,875	$71,344
Dale Burks	12/1/2010	5,000	$190,250	—	$—
	9/20/2011	5,000	$190,250	—	$—
	10/9/2012	5,000	$190,250	—	$—
	10/8/2013	1,250	$47,563	1,250	$47,563
	10/8/2013	5,000	$190,250	—	$—
	10/7/2014	1,250	$47,563	1,250	$47,563
	10/7/2014	5,000	$190,250	—	$—
	10/13/2015	1,250	$47,563	1,250	$47,563
	10/13/2015	4,000	$152,200	—	$—
Carmine J. Broccole	12/1/2010	5,000	$190,250	—	$—
	9/20/2011	5,000	$190,250	—	$—
	10/9/2012	5,000	$190,250	—	$—
	10/8/2013	1,250	$47,563	1,250	$47,563
	10/8/2013	5,000	$190,250	—	$—
	10/7/2014	1,250	$47,563	1,250	$47,563
	10/7/2014	5,000	$190,250	—	$—
	10/13/2015	1,250	$47,563	1,250	$47,563
	10/13/2015	4,000	$152,200	—	$—

(1)	Shares of standard restricted stock generally vest on the third anniversary of the date of grant, except that the 5,000 shares of long-term retention restricted stock granted on December 1, 2010, September 20, 2011, October 9, 2012, October 8, 2013, and October 7, 2014, and the 4,000 shares of long-term retention restricted stock granted on October 13, 2015 to Eric Sills, Dale Burks and Carmine Broccole vest in increments upon the executive reaching 60 (25% vests), 63 (25% vests) and 65 (balance vests) years of age. Performance shares vest on the third anniversary of the date of grant, provided that certain performance goals have been met at the end of the three year measuring period. Please refer to “Compensation Discussion and Analysis” above for additional information regarding equity awards granted under our 2006 Omnibus Incentive Plan.

(2)	The market value is based on the closing price of the Company’s Common Stock of $38.05 per share as of December 31, 2015.

The following table provides additional information relating to the vesting of standard restricted stock and performance shares previously granted to the named executive officers during the year ended December 31, 2015. None of the named executive officers have outstanding options to purchase shares of Company Common Stock.

Option Exercises and Stock Vested for 2015

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Lawrence I. Sills	5,410	$195,139
John P. Gethin	5,072	$182,947
Eric P. Sills	3,381	$121,953
James J. Burke	5,072	$182,947
Dale Burks	3,381	$121,953
Carmine J. Broccole	3,381	$121,953

(1)	The market value of the restricted stock and the performance shares is based on the closing price of the Company’s Common Stock on the vesting date of such stock awards, which was $36.07 per share on October 9, 2015.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under our Supplemental SERP as of December 31, 2015.

Pension Benefits for 2015

Name	Plan Name (1)	Number of Years Credited Services (2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year (3)
Lawrence I. Sills	─	─	─	─
John P. Gethin	─	─	─	─
Eric P. Sills	─	─	─	─
James J. Burke	Supplemental SERP	36	─	$7,610,354
Dale Burks	─	─	─	─
Carmine J. Broccole	─	─	─	─

(1)	The Supplemental SERP is an unfunded supplemental retirement program for eligible employees. As of the date of this Proxy Statement, there are no participants in the Supplemental SERP. See “Compensation Discussion and Analysis” above and “Severance and Change of Control Arrangements—Supplemental SERP” below for additional information.

(2)	The number of years of credited service reflects the named executive officer’s actual service with us. We do not credit additional years of service under the Supplemental SERP.

(3)	The amount reflected in this column represents the benefit paid to James Burke in 2015 based upon his salary and the number of years of credited service. The Company has no further obligations to Mr. Burke under the Supplemental SERP.

The following table shows the aggregate earnings and balances for each of our named executive officers under our Supplemental Executive Retirement Plan as of December 31, 2015.

Nonqualified Deferred Compensation for 2015

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distribution	Aggregate Balance at Last FYE
Lawrence I. Sills	$254,807	$79,401	$(53,868)	$—	$5,824,029
John P. Gethin	—	43,562	13,747	—	1,351,157
Eric P. Sills	—	36,609	(2,827)	—	161,807

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distribution	Aggregate Balance at Last FYE
James J. Burke	—	64,323	2,501	—	785,414
Dale Burks	—	38,034	605	—	292,346
Carmine J. Broccole	—	30,158	(129)	—	215,154

(1)	The amounts shown in this column reflect amounts contributed in 2015.

(2)	Earnings are not above market and therefore are not reportable in the Summary Compensation Table. See “Severance and Change of Control Arrangements—Supplemental Executive Retirement Plan (SERP)” below for further information.

The following table presents information on our existing equity plans under which shares of the Company’s Common Stock are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders (1)	758,550	$27.19	281,620
Equity compensation plans not approved by security holders	─	─	─

All plans	758,550	$27.19	281,620

(1)	Represents shares of the Company’s Common Stock issued or issuable under the 2006 Omnibus Incentive Plan.

(2)	Represents shares covered by outstanding unvested awards of restricted stock issued, and performance shares issuable, under our 2006 Omnibus Incentive Plan.

Severance and Change of Control Arrangements

Severance Compensation Agreement

In December 2001, we entered into Severance Compensation Agreements with John P. Gethin and James J. Burke. Mr. Gethin’s Severance Compensation Agreement terminated as of the date of his retirement in March 2016. Mr. Burke’s Severance Compensation Agreement provides that if a change in control of the Company occurs and, within 12 months thereafter, Mr. Burke’s employment is terminated by the Company without cause or by Mr. Burke for certain specific reasons, then he will receive severance payments and certain other benefits. The specific reasons which allow Mr. Burke to resign and receive the benefits are: (1) a reduction or change in status, position or reporting responsibility; (2) a reduction in his annual rate of base salary; and (3) relocation of more than 15 miles from the Company’s current office.

If Mr. Burke resigns for one of the specific reasons, or is terminated without cause, he will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period on a pro rata, semi-monthly basis; (2) continued participation for a period of 36 months in group medical, dental and/or life insurance plans; (3) exclusive use of a company automobile for the duration of the lease then in effect; and (4) outplacement services.

For purposes of these agreements, a change in control of the Company means the occurrence of any of the following events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals; or (2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50% of the total voting stock of the Company, including by way of merger, consolidation or otherwise.

Retention Bonus and Insurance Agreements

In December 2006, the Company entered into a Retention Bonus and Insurance Agreement with James J. Burke, which agreement provides, among other things, that (1) Mr. Burke will remain an employee of the Company for a term of not less than three additional years after he reaches the age of 60 (the “Extension Period”); (2) Mr. Burke will receive additional compensation comprised of one year’s salary plus any applicable bonus at par payable in a lump sum; and (3) Mr. Burke will receive an extension of his life insurance policy during the Extension Period. The additional compensation payable under such agreement would be forfeited in the event that Mr. Burke’s employment is terminated for any reason, other than a disability, in which case Mr. Burke would be entitled to a pro rata bonus calculated as provided in the agreement.

Supplemental Executive Retirement Plan (SERP)

The Company has established a Supplemental Executive Retirement Plan (SERP) for our executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company’s Profit Sharing 401(K) Capital Accumulation Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. To the extent that an eligible employee retires or is terminated, their accounts in the SERP shall be paid either in a lump sum or over a period of time, at the election of the employee. In the event of a change of control of the Company, the Company shall, as soon as possible, but in no event longer than 60 days following the change of control event, make an irrevocable contribution to a rabbi trust established under the plan in an amount that is sufficient to pay each SERP participant or beneficiary the benefits to which SERP participants or their beneficiaries would be entitled pursuant to the terms of the SERP as of the date on which the change of control event occurred. Upon a change of control event, each participant’s account shall be fully vested.

Supplemental SERP

The Company maintains an unfunded Supplemental SERP. The benefits under this plan are in addition to any benefits payable to participants under the Company’s Profit Sharing 401(K) Capital Accumulation Plan and SERP. In October 2015, upon attaining 60 years of age, James J. Burke received a lump sum amount equal to the present value of his benefit (determined pursuant to the terms of the Supplemental SERP). See “Compensation Discussion and Analysis” above for additional information. The Company has no further obligations to Mr. Burke under the Supplemental SERP. As of the date of this Proxy Statement, there are no participants in the Supplemental SERP.

Retiree Medical Benefits

The Company provides a company-funded health reimbursement account for eligible retirees who have attained the age of 65. Lawrence I. Sills, James J. Burke, and Dale Burks are the only Named Executive Officers eligible to receive benefits under this program. In May 2011, the Company announced that it intended to phase out the retiree medical benefits program at the end of 2016.

2006 Omnibus Incentive Plan

As previously discussed under “Compensation Discussion and Analysis” above, we grant our named executive officers shares of restricted stock. Under the terms of the 2006 Omnibus Incentive Plan, any unvested shares of restricted stock will immediately vest upon death, retirement at or after the age of 65, total disability, or upon a change in control of the Company. For purposes of the Incentive Plan, a “change of control” means any of the following events:

(a)	Any person, other than certain designated persons, becomes the beneficial owner of 20% or more of the total voting stock of the Company;

(b)	Individuals who constituted the Board as of May 14, 2015 cease for any reason to constitute at least a majority of the Board, other than in certain circumstances;

(c)	Consummation of a reorganization, merger, or consolidation of the Company or a sale or other disposition of all or substantially all of the assets of the Company, in each case unless, (i) the beneficial owners of the Company before such event hold less than 50% of the voting stock after such event; (ii) no person beneficially owns, directly or indirectly, 20% or more of the total voting stock of the successor entity, except to the extent that such ownership existed prior to the business combination; and (iii) at least a majority of the members of the board of directors of the successor entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such business combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The following table shows the estimated benefits payable to our named executive officers following both a change in control of the Company and a hypothetical termination of employment as of December 31, 2015 under the severance and change in control arrangements discussed immediately above.

Estimated Benefits upon Termination Following a Change in Control

Name	Severance Compensation Agreement Amount (1)	SERP Amount (3)	Early Vesting of Restricted Stock (4)	Other (5)	Total
Lawrence I. Sills	─	$5,824,029	$228,300	$6,792	$6,059,121
John P. Gethin	$1,980,000	1,351,157	214,031	107,900	3,653,088
Eric P. Sills	─	161,807	1,246,138	─	1,407,945
James J. Burke	2,625,000	785,414	214,031	169,040	3,793,485
Dale Burks	─	292,346	1,246,138	─	1,538,484
Carmine J. Broccole	─	215,154	1,246,138	─	1,461,292

(1)	This amount represents three times the sum of the executive officer’s 2015 base salary and standard bonus and would be payable over a two year period on a semi-monthly basis.

(2)	Mr. Burke would not be entitled to any payments under this agreement at December 31, 2015.

(3)	This amount represents contributions under the SERP that would be made upon a change of control. Absent a change of control, if the executive officer retired or was terminated at December 31, 2015, this amount would be paid either in a lump sum or over a period of time, at the election of the officer.

(4)	This amount represents the closing price of our Common Stock on December 31, 2015 of $38.05 per share multiplied by the outstanding number of shares of restricted stock for each executive as follows: Lawrence Sills – 6,000 shares; John Gethin and James Burke – 5,625 shares; and Eric P. Sills, Dale Burks and Carmine Broccole – 32,750 shares. Absent a change of control, if Lawrence I. Sills or John P. Gethin resigned or retired at December 31, 2015, his restricted stock award would immediately vest under the terms of the award because the executive officer has reached the age of 65.

(5)	For John P. Gethin and James J. Burke, this amount represents Company payments for (a) group medical, dental and/or life insurance plans for a 36 month period, (b) use of a company automobile for the duration of the lease then in effect, and (c) the cost of outplacement services, pursuant to the terms of the Severance Compensation Agreement. For Lawrence I. Sills this amount represents post-retirement medical benefits, the present value of such amount is included above.

Risk Considerations in our Compensation Program

Our Compensation and Management Development Committee has analyzed the concept of risk as it relates to our compensation program for all employees. The Committee does not believe our compensation program encourages excessive or inappropriate risk taking because the Company does not use highly leveraged incentives that drive risky short-term behavior. As we discussed previously with respect to our named executive officers in the Compensation Discussion and Analysis, we structure our incentive bonus programs and equity award programs to promote the creation of long-term value and discourage behavior that leads to excessive risk:

•	We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of the Company’s stock price so that employees do not feel pressured to focus exclusively on stock price performance to the detriment of other important business goals. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. For short-term performance, our cash EVA-based bonus is awarded based on the Company’s achievement of financial improvement. For long-term performance, our restricted stock and performance share awards vest over three years or a longer period of time.

•	We cap our annual MBO and EVA bonus payouts at 200% of the applicable target, which we believe also mitigates excessive risk taking by limiting payouts. Moreover, any EVA bonus in excess of the 200% target may be carried into the following year but is subject to the risk of forfeiture depending upon the following year’s EVA performance. With respect to EVA bonus payouts, since bonuses tied to EVA are based on overall corporate performance, rather than individual performance, the ability of an individual executive to increase his or her own bonus compensation through excessive risk taking is constrained.

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy relating to the review, approval or ratification of transactions between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or five percent or greater stockholder of the Company since the beginning of the last fiscal year and their immediate family members. The Company’s policies and procedures apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

Our policy requires that all related person transactions be disclosed to the Nominating and Corporate Governance Committee (with respect to directors) or the Audit Committee (with respect to executive officers). The applicable Committee then reviews the material facts of such related person transactions and either approves or disapproves of the entry into or ratifies the related person transaction. In determining whether to approve or ratify a related person transaction, the applicable Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, our policy provides that any related person transaction may be consummated or continue if (1) the transaction is approved by the disinterested members of the Board or (2) the transaction involves compensation approved by the Company’s Compensation and Management Development Committee. No director shall participate in the approval of a transaction for which he or she is the related person but may participate in any discussion regarding such transaction if requested by the Chairman of the applicable Committee.

Neither the Audit Committee nor the Nominating and Corporate Governance Committee was presented with, and the Company did not participate in, any related person transactions in 2015.

The Nominating and Corporate Governance Committee reviewed and approved of the Company’s entry into a consulting agreement in April 2016 with Mr. John P. Gethin, a director of the Company, and our former Chief Operating Officer. Pursuant to the agreement, Mr. Gethin will advise our senior management, primarily in the development of customer relationships and corporate strategy. In consideration for such services, Mr. Gethin will receive a monthly consulting fee of approximately $44,000, the reimbursement of reasonable and customary out-of-pocket expenses incurred in performing such services, and a monthly allowance for leasing an automobile and reimbursement of related expenses. The term of the agreement is for an initial period of one year, and shall renew automatically for successive one-year periods, subject to termination by either the Company or Mr. Gethin at any time, with or without cause, on ninety days’ advance written notice.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is comprised of seven directors who are “independent” as defined under the listing standards of the New York Stock Exchange. The Committee met four times in 2015 and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management. In addition, the Committee discussed with KPMG LLP the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee

William H. Turner (Chairman)	Frederick D. Sturdivant
Pamela Forbes Lieberman	Richard S. Ward
Joseph W. McDonnell	Roger M. Widmann
Alisa C. Norris

Stockholder Proposals for the 2017 Annual Meeting

To be considered for inclusion in next year’s Proxy Statement pursuant to the provisions of Rule 14a-8 of the Exchange Act, stockholder proposals must be received at the Company’s offices no later than the close of business on December 20, 2016. Proposals should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

For any stockholder proposal that is not submitted for inclusion in the next year’s Proxy Statement, but is instead sought to be presented directly at the 2017 annual meeting, rules of the Securities and Exchange Commission permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 3, 2017, and advises stockholders in the 2017 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 3, 2017. Notice of intention to present proposals at the 2016 annual meeting should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

Annual Report on Form 10-K

The Company’s 2015 Annual Report has been mailed to stockholders. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is included in the 2015 Annual Report and will also be furnished to any stockholder who requests the same free of charge (except for exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged). Requests should be addressed to the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101. The 2015 Annual Report is also available at our website at www.smpcorp.com under “Investor Relations – Financial Reporting – Annual Reports.”

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting the Secretary of the Company department as described above.

Other Matters

On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxy holders named by proxy to take such action as shall be in accordance with their best judgment.

By Order of the Board of Directors

Carmine J. Broccole
Senior Vice President
General Counsel and Secretary

Dated: April 19, 2016

APPENDIX A
Standard Motor Products, Inc.
2016 Omnibus Incentive Plan

Article 1.          Establishment, Purpose, and Duration

1.1      Establishment.  Standard Motor Products, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes this incentive compensation plan to be known as the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

Upon its effectiveness, the Plan shall supersede the Existing Equity Plan (as defined herein), to the extent the Existing Equity Plan is still in effect, such that no further awards shall be made under the Existing Equity Plan. This Plan shall not, in any way, affect awards under the Existing Equity Plan that are outstanding as of the Effective Date.  If the Company’s shareholders do not approve this Plan, no Awards will be made under this Plan.

This Plan’s effective date is the date the Plan is approved by the Company’s shareholders (the “Effective Date”), and the Plan shall remain in effect as provided in Section 1.3 hereof.

1.2      Purpose of this Plan.  The purpose of this Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.  A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3      Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date.  After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2.          Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8
“Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement (or similar agreement) between the Company, or an Affiliate, and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

(a)	Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or Director after reasonable notice to the Participant of that failure;

(b)	Misconduct that materially injures the Company or any Subsidiary or Affiliate;

(c)	Conviction of, or entering into a plea of nolo contendere to, a felony; or

(d)	Material breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.9	“Change of Control” means the occurrence of any one of the following events with respect to the Company:

(a)	The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.9, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.9(c); provided, however, the acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power shall not constitute a Change of Control if Standard Motor Products, Inc. maintains a Beneficial Ownership of more than fifty percent (50%) of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors;

(b)	Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party (a “Business Combination”), in each case unless, following such Business Combination all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(d)	Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change of Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) of more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a Person’s status is determined immediately after the transfer of the assets.

2.10
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11
“Committee” means the Compensation and Management Development Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall (i) be appointed from time to time by and shall serve at the discretion of the Board, and (ii) consist of “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” as defined in Section 16 of the Exchange Act.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12	“Company” or “Corporation” means Standard Motor Products, Inc., a New York corporation, and any successor thereto as provided in Article 20 herein.

2.13
“Covered Employee” means any salaried Employee who is or may become a “covered employee,” as defined in Code Section 162(m) and who is designated by the Committee as a Covered Employee under this Plan for such applicable Performance Period, as either as an individual Employee or class of Employees.

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15
“Disability” or “Disabled” means that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

2.16	“Effective Date” has the meaning set forth in Section 1.1.

2.17
“Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19	“Existing Equity Plan” means the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, as amended.

2.20
“Fair Market Value” or “FMV” means, on any given date, the closing price of a Share as reported on the New York Stock Exchange (“NYSE”) on such date, or if Shares were not traded on NYSE on such day, then on the next preceding day that Shares were traded on NYSE; in the event Shares are traded only on an exchange other than NYSE, references herein to NYSE shall mean such other exchange.

2.21	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.22	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.23	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.24
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.25
“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26	“Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.27	“Nonemployee Director” means a Director who is not an Employee.

2.28
“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.29	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.30	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.31	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.33	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.34
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.35
“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.36
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award which period may not be less than one (1) year, or, if less than one (1) year, such period of time designated by the Committee so long as the Performance Measures for such period of time have been designated by the Committee before the earlier of (i) ninety (90) days after the beginning of the Performance Period, or (ii) the date as of which twenty-five percent (25%) of such period of time has elapsed.

2.37
“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.38
“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.40	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.41	“Plan” means this Standard Motor Products, Inc. 2016 Omnibus Incentive Plan.

2.42	“Plan Year” means the calendar year.

2.43	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.44	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant date.

2.45	“Share” means a share of common stock of the Company, $2.00 par value per share.

2.46	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.47
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.48
“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.           Administration

3.1      General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2      Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3      Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.          Shares Subject to this Plan and Maximum Awards

4.1      Number of Shares Available for Awards and Maximum Amount of Non-Share Awards.

Subject to adjustment as provided in Section 4.4:

(a)	The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying then outstanding Awards granted on or after the Effective Date, is one million one hundred thousand (1,100,000) Shares (the “Share Authorization”).

(b)	The maximum aggregate number of Shares of the Share Authorization that may be issued pursuant to ISOs or SARs under this Plan shall be one million one hundred thousand (1,100,000).

(c)	The maximum number of Shares of the Share Authorization that may be issued as Full Value Awards under this Plan shall be one million one hundred thousand (1,100,000).

(d)	The maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors pursuant to Nonemployee Director Awards shall be two hundred fifty thousand (250,000) Shares, and no Nonemployee Director may receive Nonemployee Director Awards subject to more than ten thousand (10,000) Shares in any Plan Year.

4.2      Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued.  With respect to Options and SARs, the number of Shares available for Awards under the Plan pursuant to Section 4.1, shall be reduced by one Share for each Share covered by such Award or to which such Award relates.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.  In addition, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.  In no event, however, will the following Shares again become available for Awards or increase the number of Shares available for grant under the Plan:  (i) Shares tendered by the Participant in payment of the exercise price of an Option; (ii) Shares withheld from exercised Awards for tax withholding purposes; (iii) Shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) Shares repurchased by the Company with proceeds received from the exercise of an Option.  The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3      Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 and/or 19.2, shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be twenty-five thousand (25,000).

(b)	SARs: The maximum number of Shares subject to SARs granted in any one Plan Year to any one Participant shall be twenty-five thousand (25,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be ten thousand (10,000).

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be ten thousand (10,000) Shares, or equal to the value of ten thousand (10,000) Shares, determined as of the date of grant, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of one million dollars ($1,000,000) or the value of twenty-five thousand (25,000) Shares, determined as of the date of grant, as applicable.

(f)	Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be twenty-five thousand (25,000) Shares.

4.4      Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.          Eligibility and Participation

5.1      Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2      Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6.          Stock Options

6.1      Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company, a parent, or Subsidiary (as permitted under Code Sections 422 and 424).

6.2      Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3      Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4      Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5      Exercise of Options.  Subject to Section 6.10, Options granted under this Article 6 shall be exercisable at such times and be subject to such restric-tions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6      Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7      Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8      Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9      Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10    Vesting.  An Option grant by its terms shall vest only after such period of time as the Committee shall determine and specify in the Award Agreement, but in no event less than three (3) years following the date of grant of such Award provided that Options granted may partially vest after no less than one (1) year so long as the entire grant does not vest fully until at least three (3) years have elapsed from the date of grant, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause, or retirement of a Participant or in the event of a Change of Control.

Article 7.          Stock Appreciation Rights

7.1      Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2      SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3      Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4      Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5      Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6      Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7      Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8      Vesting.  A grant of SARs by its terms shall vest only after such period of time as the Committee shall determine and specify in the Award Agreement, but in no event less than three (3) years following the date of grant of such Award provided that SARs granted may partially vest after no less than one (1) year so long as the entire grant does not vest fully until at least three (3) years have elapsed from the date of grant, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause, or retirement of a Participant or in the event of a Change of Control.

Article 8.          Restricted Stock and Restricted Stock Units

8.1      Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2      Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3      Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4      Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan, and in the associated Award Agreement.  A copy of this Plan and such Award Agreement may be obtained from Standard Motor Products, Inc.

8.5      Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6      Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7      Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b).  If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8      Vesting.  A grant of Restricted Stock or Restricted Stock Units pursuant to this Article 8 shall be subject to a minimum vesting period of at least three (3) years (which may be a 3-year cliff or graded schedule), or such longer period as the Committee, in its sole discretion, may determine.  Notwithstanding the foregoing, the Committee may provide that a grant to a Nonemployee Director or an Employee who is age 65 or older may be subject to a minimum one (1) year vesting period.  The Committee may also determine that the vesting period may be accelerated in the event of the death, Disability, involuntary termination without Cause or retirement of a Participant or in the event of a Change of Control.

Article 9.          Performance Units/Performance Shares

9.1      Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.  Performance Units and Performance Shares that are earned (as described in Section 9.3) may be subject to vesting requirements as set forth in the applicable Award Agreement.  Except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause, or retirement of a Participant or in the event of a Change of Control, Performance Units and Performance Shares may not vest prior to the expiration of at least one (1) year of a Performance Period.

9.2      Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that may be earned by the Participant.

9.3      Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period and vesting period, if any, have ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4      Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned and vested Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned and vested Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof).  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5      Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.        Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Any such grant shall be subject to a minimum vesting period of at least one (1) year, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause, or retirement of a Participant or in the event of a Change of Control.  Notwithstanding the foregoing, unless otherwise provided by the Committee, any such Awards granted as Full Value Awards shall not be subject to a vesting schedule.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3   Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish performance goals in its discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5    Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.        Transferability of Awards

11.1    Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant.  Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2    Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.        Performance Measures

12.1    Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share (basic or diluted);

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Earnings before taxes;

(i)	Gross or operating margins;

(j)	Corporate value measures;

(k)	Capital expenditures;

(l)	Unit volumes;

(m)	Productivity ratios;

(n)	Share price (including, but not limited to, growth measures and total shareholder return);

(o)	Cost or expense;

(p)	Margins (including, but not limited to, debt or profit);

(q)	Operating efficiency;

(r)	Working capital targets or any element thereof;

(s)	Expense targets;

(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(u)	Strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing);

(v)	Strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development, and portfolio restructuring); and

(w)	Gross, operating, stockholder equity, or net worth.

Any one or more Performance Measure(s) may be used to measure the performance of any Participant, the Company, Subsidiary, and/or Affiliate as a whole or any business unit or line of business of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including, as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (n) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2    Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No.  30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3    Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4    Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.        Nonemployee Director Awards

The Board or Committee shall determine all Awards to Nonemployee Directors.  The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14.        Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.        Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.        Rights of Participants

16.1    Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment, or service on the Board or to the Company, at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment, or service as a Director or Third Party Service Provider, for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2   Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3    Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.        Change of Control

17.1    Change of Control of the Company.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement or an applicable severance compensation agreement.

Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and all other then-outstanding Awards whose exercisability depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion,  determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor.

17.2    Replacement Awards.  An Award shall meet the conditions of this Section 17.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control).  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3    Termination of Employment.  Upon a termination of employment, or termination of directorship, of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment, or termination of directorship, that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 18.        Amendment, Modification, Suspension, and Termination

18.1    Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, (i) no Options or SARs issued under this Plan will be repriced, repurchased (including a cash buyout), replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, (ii) any amendment of the Plan must comply with the rules of the NYSE, and (iii) no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3    Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4    Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

Article 19.        Withholding

19.1    Tax Withholding.  The Company shall have the power and the right to deduct or withhold from any amounts due and owing to the Participant, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2    Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to disapproval by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold whole Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax withholding that could be imposed on the transaction.  All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee deems appropriate, in its sole discretion.

Article 20.        Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.        General Provisions

21.1    Forfeiture Events.

(a)
All Awards to a Participant who is an officer subject to Section 16 of the Exchange Act, including the Chief Executive Officer and Chief Financial Officer of the Company, or as otherwise defined by the Securities and Exchange Commission, shall be subject to forfeiture as provided under the Company’s Clawback Policy (“Policy”), adopted as of February 28, 2011, as amended from time to time in the discretion of the Company.  The Policy shall be provided to affected Participants and which shall be considered incorporated into and made a part of this Plan and any Award Agreement issued to an affected Participant.  Additionally, the Company shall also comply with any required reimbursement, forfeiture, or claw back rules issued in final form by the Securities and Exchange Commission or other applicable agency.

(b)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, circumstances or events provided for under applicable securities laws, rules or statutes, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

21.2    Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3    Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4    Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5    Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6    Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7    Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8    Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9    Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14  Deferred Compensation.  If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void.  However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance.  Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15  Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Southern District of New York, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18  Section 162(m).  It is the intention of the Company that, unless otherwise provided by the Committee, awards determined in accordance with this Plan shall be excluded from the deduction limitations contained in Section 162(m).  Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

STANDARD MOTOR PRODUCTS, INC. 37-18 NORTHERN BOULEVARD LONG ISLAND CITY, NY 11101
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07607-P77258

STANDARD MOTOR PRODUCTS, INC.
Annual Meeting of Stockholders
May 19, 2016 at 2:00 p.m.
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoint(s) ERIC P. SILLS, JAMES J. BURKE and DALE BURKS as Proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 8, 2016 at the Annual Meeting of Stockholders of the Company, to be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on May 19, 2016, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2, 3 AND 4. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

STANDARD MOTOR PRODUCTS, INC. 37-18 NORTHERN BOULEVARD LONG ISLAND CITY, NY 11101 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:E07606-P77258  KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY  STANDARD MOTOR PRODUCTS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR all of the following nominees: ☐☐☐ 1. Election of Directors Nominees: 01) John P. Gethin  02) Pamela Forbes Lieberman  03) Joseph W. McDonnell 04) Alisa C. Norris 05) Eric P. Sills 06) Lawrence I. Sills 07) Frederick D. Sturdivant 08) William H. Turner 09) Richard S. Ward 10) Roger M. Widmann The Board of Directors recommends you vote FOR the following proposals: For ☐☐☐ Against ☐☐☐ Abstain☐☐☐ 2. Approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.  4. Approval of non-binding, advisory resolution on the compensation of our named executive officers. NOTE: In their discretion, the Proxies are authorize For address changes and/or comments, please check this box and write them on the back where indicated. d to vote upon such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E07607-P77258 STANDARD MOTOR PRODUCTS, INC.Annual Meeting of Stockholders May 19, 2016 at 2:00 p.m.This proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoint(s) ERIC P. SILLS, JAMES J. BURKE andDALE BURKS as Proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 8, 2016 at the Annual Meeting of Stockholders of the Company, to be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on May 19, 2016, or at any adjournment thereof.THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2, 3 AND 4. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side